                                                                    EXHIBIT 10.3

                                                                  EXECUTION COPY

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                                  $415,000,000

                                CREDIT AGREEMENT

                                      AMONG

                               PERKINELMER, INC.,

                                  AS BORROWER,

                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO,

                               MERRILL LYNCH & CO.,
             MERRILL, LYNCH, PIERCE, FENNER AND SMITH INCORPORATED

                                  AS ARRANGER,

                        MERRILL LYNCH CAPITAL CORPORATION

                              AS SYNDICATION AGENT,

                                SOCIETE GENERALE

                             AS DOCUMENTATION AGENT

                                       AND

                             BANK OF AMERICA, N.A.,
                            AS ADMINISTRATIVE AGENT

                          DATED AS OF DECEMBER 26, 2002

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
                                TABLE OF CONTENTS

                                                                                                  Page
SECTION 1.DEFINITIONS ..........................................................................    1
    1.1     Defined Terms ......................................................................    1
    1.2     Other Definitional Provisions ......................................................   26
    1.3     Accounting Terms ...................................................................   27
    1.4     Rounding ...........................................................................   27
    1.5     References to Agreements and Laws ..................................................   27
    1.6     Times of Day .......................................................................   27
    1.7     Letter of Credit Amounts ...........................................................   27
SECTION 2.AMOUNT AND TERMS OF COMMITMENTS ......................................................   28
    2.1     Term Loan Commitments ..............................................................   28
    2.2     Procedure for Term Loan Borrowing ..................................................   28
    2.3     Repayment of Term Loans.............................................................   28
    2.4     Revolving Credit Commitments .......................................................   29
    2.5     Procedure for Revolving Credit Borrowing ...........................................   29
    2.6     Procedure for Alternative Rate Agreements ..........................................   30
    2.7     Repayment of Loans; Evidence of Debt ...............................................   30
    2.8     Commitment Fees, etc ...............................................................   31
    2.9     Termination or Reduction of Revolving Credit Commitments ...........................   31
    2.10    Optional Prepayments ...............................................................   31
    2.11    Mandatory Prepayments and Commitment Reductions ....................................   32
    2.12    Conversion and Continuation Options ................................................   33
    2.13    Minimum Amounts and Maximum Number of Eurodollar Tranches ..........................   34
    2.14    Interest Rates and Payment Dates ...................................................   34
    2.15    Computation of Interest and Fees ...................................................   36
    2.16    Inability to Determine Interest Rate................................................   36
    2.17    Pro Rata Treatment and Payments ....................................................   37
    2.18    Requirements of Law ................................................................   39
    2.19    Taxes ..............................................................................   40
    2.20    Indemnity ..........................................................................   41
    2.21    Illegality .........................................................................   42
    2.22    Change of Lending Office ...........................................................   42
    2.24    Defaulting Lenders .................................................................   43
    2.25    Breakage Amount ....................................................................   44
SECTION 3.LETTERS OF CREDIT ....................................................................   45
    3.1     L/C Commitment......................................................................   45
    3.2     Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal
            Letters of Credit ..................................................................   46
    3.3     Drawings and Reimbursements; Funding of Participations .............................   47
    3.4     Repayment of Participations ........................................................   48
    3.5     Obligations Absolute ...............................................................   49
    3.6     Role of Issuing Lender .............................................................   50
    3.7     Cash Collateral ....................................................................   50
    3.8     Applicability of ISP98 and UCP .....................................................   51

     3.9    Letter of Credit Fees...............................................................   51
     3.10   Fronting Fee and Documentary and Processing Charges Payable
            to Issuing Lender ..................................................................   51
     3.11   Conflict with Letter of Credit Application .........................................   52
SECTION 4.REPRESENTATIONS AND WARRANTIES .......................................................   52
     4.1    Financial Condition ................................................................   52
     4.2    No Change ..........................................................................   53
     4.3    Corporate Existence; Compliance with Law ...........................................   53
     4.4    Corporate Power; Authorization; Enforceable Obligations ............................   53
     4.5    No Legal Bar .......................................................................   54
     4.6    No Material Litigation .............................................................   54
     4.7    No Default .........................................................................   54
     4.8    Ownership of Property; Liens .......................................................   54
     4.9    Intellectual Property ..............................................................   54
     4.10   Taxes ..............................................................................   54
     4.11   Federal Regulations ................................................................   55
     4.12   Labor Matters ......................................................................   55
     4.13   ERISA ..............................................................................   55
     4.14   Investment Company Act; Other Regulations ..........................................   55
     4.15   Subsidiaries .......................................................................   56
     4.16   Use of Proceeds ....................................................................   56
     4.17   Environmental Matters .............................................................    56
     4.18   Accuracy of Information, etc........................................................   57
     4.19   Security Documents .................................................................   57
     4.20   Solvency............................................................................   58
     4.21   Senior Indebtedness ................................................................   58
SECTION 5.CONDITIONS PRECEDENT .................................................................   58
     5.1    Conditions to Initial Extension of Credit ..........................................   58
     5.2    Conditions to Each Extension of Credit, Continuation and Conversion ................   60
SECTION 6.AFFIRMATIVE COVENANTS ................................................................   61
     6.1    Financial Statements................................................................   61
     6.2    Certificates; Other Information.....................................................   62
     6.3    Payment of Obligations .............................................................   63
     6.4    Conduct of Business and Maintenance of Existence, etc ..............................   63
     6.5    Maintenance of Property; Insurance .................................................   63
     6.6    Inspection of Property; Books and Records; Discussions .............................   64
     6.7    Notices ............................................................................   64
     6.8    Environmental Laws .................................................................   65
     6.9    Interest Rate Protection ...........................................................   65
     6.10   Additional Collateral, etc .........................................................   65
     6.11   Further Assurances .................................................................   66
     6.12   Purchase of Convertible Debentures .................................................   66
SECTION 7.NEGATIVE COVENANTS ...................................................................   66
     7.1    Financial Condition Covenants  .....................................................   67
     7.2    Limitation on Indebtedness..........................................................   68
     7.3    Limitation on Liens ................................................................   69

     7.4    Limitation on Fundamental Changes ..................................................   70
     7.5    Limitation on Disposition of Property ..............................................   71
     7.6    Limitation on Restricted Payments ..................................................   72
     7.7    Limitation on Capital Expenditures .................................................   73
     7.8    Limitation on Investments...........................................................   73
     7.9    Limitation on Optional Payments and Modifications of Debt Instruments, etc .........   74
     7.10   Limitation on Transactions with Affiliates .........................................   74
     7.11   Limitation on Sales and Leasebacks .................................................   74
     7.12   Limitation on Changes in Fiscal Periods ............................................   74
     7.13   Limitation on Negative Pledge Clauses ..............................................   75
     7.14   Limitation on Restrictions on Subsidiary Distributions .............................   75
     7.15   Limitation with respect to Dormant Subsidiaries ....................................   75
     7.16   Limitation on Lines of Business.....................................................   75
     7.17   Limitation on Hedge Agreements .....................................................   75
SECTION 8.EVENTS OF DEFAULT ....................................................................   76
SECTION 9.THE AGENTS............................................................................   79
     9.1    Appointment and Authorization of Administrative Agent ..............................   79
     9.2    Delegation of Duties................................................................   80
     9.3    Liability of Administrative Agent ..................................................   80
     9.4    Reliance by Administrative Agent ...................................................   80
     9.5    Notice of Default ..................................................................   81
     9.6    Credit Decision; Disclosure of Information by Administrative Agent .................   81
     9.7    Indemnification of Administrative Agent, etc .......................................   82
     9.8    Administrative Agent in Its Individual Capacity ....................................   82
     9.9    Successor Administrative Agent .....................................................   82
     9.10   Administrative Agent May File Proofs of Claim ......................................   83
     9.11   Collateral and Guarantee Matters....................................................   84
     9.12   Other Agents and Arrangers..........................................................   84
SECTION 10.MISCELLANEOUS .......................................................................   85
    10.1    Amendments and Waivers..............................................................   85
    10.2    Notices.............................................................................   87
    10.3    No Waiver; Cumulative Remedies .....................................................   88
    10.4    Survival of Representations and Warranties .........................................   88
    10.5    Payment of Expenses.................................................................   89
    10.6    Successors and Assigns; Participations and Assignments .............................   90
    10.7    Adjustments; Set-off................................................................   93
    10.8    Counterparts .......................................................................   94
    10.9    Severability........................................................................   94
    10.10   Integration.........................................................................   94
    10.11   GOVERNING LAW ......................................................................   94
    10.12   Submission To Jurisdiction; Waivers ................................................   94
    10.13   Acknowledgments ....................................................................   95
    10.14   Confidentiality.....................................................................   95
    10.15   Release of Collateral and Guarantee Obligations ....................................   96
    10.16   WAIVERS OF JURY TRIAL ..............................................................   96

ANNEXES:

A        Lenders and Commitments
B        Existing Letters of Credit

SCHEDULES:

1.1A    Certain EBITDA Amounts
1.1B    Dormant Subsidiaries
4.1     Certain Disclosures
4.4     Consents, Authorizations, Filings and Notices
4.15    Subsidiaries
4.18    SEC Filings and Offering Memorandum
4.19(a)-1       UCC Filing Jurisdictions
4.19(a)-2       UCC Financing Statements to Remain on File
4.19(a)-3       UCC Financing Statements to be Terminated
7.2(d)  Existing Indebtedness
7.3(f)  Existing Liens

EXHIBITS:

A       Form of Guarantee and Collateral Agreement
B       Form of Compliance Certificate
C       Form of Closing Certificate
D       Form of Assignment and Assumption
E       Matters to be Covered by Legal Opinion of Counsel to the Borrower
F-1     Form of Tranche B Term Note
F-2     Form of Revolving Credit Note
G       Form of Exemption Certificate
H       Form of Borrowing Notice
I       Form of Request for Alternative Rate

                  CREDIT AGREEMENT, dated as of December 26, 2002, among PERKINELMER, INC., a Massachusetts corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), MERRILL LYNCH & CO., MERRILL, LYNCH, PIERCE, FENNER AND SMITH INCORPORATED, as sole advisor, sole lead arranger and sole bookrunner (in such capacity, the "Arranger"), MERRILL LYNCH CAPITAL CORPORATION, as syndication agent (in such capacity, the "Syndication Agent"), SOCIETE GENERALE, as documentation agent (in such capacity, the "Documentation Agent") and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the "Administrative Agent") and Alternative Rate Lender.

                              W I T N E S S E T H:

                  WHEREAS, the Borrower has requested the Lenders to provide credit facilities in the aggregate principal amount of $415,000,000 to (i) finance the working capital needs and other general corporate purposes of the Borrower, (ii) repay in full all amounts outstanding under the Existing Credit Facilities, (iii) repurchase all Convertible Debentures, (iv) repurchase certain EG&G Notes and (v) refinance the Synthetic Lease; and

                  WHEREAS, the Lenders are willing to make such credit facilities available upon and subject to the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this
Section 1.1.

                  "Administrative Agent": as defined in the preamble hereto.

                  "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agent-Related Persons": the Administrative Agent, together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                  "Agents": the collective reference to the Syndication Agent and the Administrative Agent.

                  "Aggregate Commitments": the Commitments of all the Lenders.

                  "Aggregate Exposure": with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender's

Tranche B Term Loans and (ii) the amount of such Lender's Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

                  "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the sum of the Aggregate Exposures of all Lenders at such time.

                  "Aggregate Material Subsidiaries": as of any date of determination, Immaterial Subsidiaries that, in the aggregate for all such Immaterial Subsidiaries, had (a) total assets, determined in accordance with GAAP, as of the last day of the fiscal quarter most recently ended prior to the date of such determination, exceeding $25,000,000 or (b) gross revenues, determined in accordance with GAAP, for the period of four consecutive fiscal quarters most recently ended prior to the date of such determination, exceeding $25,000,000. For purposes of the calculations to be made pursuant to the preceding sentence, (i) any Immaterial Subsidiary having negative gross revenues for any relevant period shall be deemed to have gross revenues of $0 for such period and (ii) any Immaterial Subsidiary having negative total assets on any date shall be deemed to have total assets of $0 on such date.

                  "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Alternative Rate": a rate of interest for all or any part of a Loan agreed to between the Alternative Rate Lender and the Borrower pursuant to Section 2.6 of this Agreement.

                  "Alternative Rate Agreement": with respect to any Loan or any portion thereof (including continuations thereof to successive Interest Periods of like duration during the applicable Alternative Rate Period), an agreement between the Borrower and the Alternative Rate Lender pursuant to Section 2.6 of this Agreement that the Borrower's interest payment obligation with respect to such Loan (including continuations thereof) during the Alternative Rate Period shall be to pay interest at the Alternative Rate rather than at the Base Rate or the Eurodollar Rate otherwise applicable to such Loan.

                  "Alternative Rate Lender": Bank of America in its capacity as party to an Alternative Rate Agreement with the Borrower pursuant to Section 2.6 of this Agreement.

                  "Alternative Rate Period": with respect to any Loan subject to an Alternative Rate Agreement, the stated duration of such Alternative Rate Agreement.

                  "Applicable Margin": (a) with respect to Tranche B Term Loans, the rate per annum equal to (i) 3.00%, in the case of Base Rate Loans, and (ii) 4.00%, in the case of Eurodollar Loans, and (b) with respect to Revolving Loans, the rate per annum equal to (i) 2.50%, in the case of Base Rate Loans, and (ii) 3.50%, in the case of Eurodollar Loans; provided, that (A) upon the later of (1) the date that is six months after the Closing Date and (2) the date on which the Consolidated Leverage Ratio shall be less than 3.0 to 1.0, the Applicable Margins with respect to Tranche B Term Loans shall be equal to 2.50%, in the case of Base Rate Loans and 3.50%, in the case of Eurodollar Loans, and (B) after the completion of two full fiscal quarters of the Borrower after the Closing Date, the Applicable Margins with respect to Revolving Credit

Loans shall be, from time to time, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth below:

                                   APPLICABLE MARGIN
PRICING                                                                     BASE RATE
 LEVEL           CONSOLIDATED LEVERAGE RATIO          EURODOLLAR LOANS        LOANS
--------------------------------------------------------------------------------------
  1                   > than = to 3.5                      3.50%              2.50%
--------------------------------------------------------------------------------------
  2                 <3.5 > than = to 3.0                   3.25%              2.25%
  3                 <3.0 > than = to 2.5                   2.75%              1.75%
  4                 <2.5 > than = to 1.75                  2.50%              1.5O%
  5                <1.75 > than = to 1.25                  2.25%              1.25%
  6                        <1.25                           2.00%              1.00%

(A) No change in the Applicable Margin shall be effective until five Business Days after the date on which the Administrative Agent receives the financial statements required to be delivered pursuant to Section 6.l(a) or (b), as the case may be, and a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower demonstrating such Consolidated Leverage Ratio and (B) the Applicable Margin shall be at Pricing Level 1 for so long as the Borrower has not submitted to the Administrative Agent the information described in clause (A) of this proviso as and when required under Section 6.l(a) or (b), as the case may be, and for so long as an Event of Default under Section 8(a) shall have occurred and be continuing.

                  "Arranger": as defined in the preamble hereto.

                  "Asset Sale": any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause
(a), (b), (c), (d), (f), (g) (except as otherwise provided therein) or (h) of
Section 7.5) which yields gross proceeds to the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $5,000,000.

                  "Assignee": as defined in Section 10.6(c).

                  "Assignor": as defined in Section 10.6(c).

                  "Available Revolving Credit Commitment": with respect to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of
(a) such Lender's Revolving Credit Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding.

                  "Bank of America": Bank of America, N.A. and its successors.

                  "Base Rate": for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Effective Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by the Reference Lender as its "prime rate." The "prime rate" is a rate set by the Reference Lender based upon various factors including the Reference Lender's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Reference Lender shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "Base Rate Loans": Loans for which the applicable rate of interest is based upon the Base Rate.

                  "Benefitted Lender": as defined in Section 10.7.

                  "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "Borrower": as defined in the preamble hereto.

                  "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

                  "Borrowing Notice": with respect to any request for borrowing of Loans hereunder, a notice from the Borrower, substantially in the form of, and containing the information prescribed by, Exhibit H, delivered to the Administrative Agent.

                  "Breakage Amount": the amount of any loss, cost or expense incurred by the Alternative Rate Lender (as calculated by it in a commercially reasonable manner, in connection with which the Alternative Rate Lender may use any reasonable averaging or attribution methods) as a result of its termination of, or acquisition of an offsetting position with respect to, all or any portion of any funding or other hedging arrangement entered into by the Alternative Rate Lender in whole or in part in connection with an Alternative Rate Agreement. If the Breakage Amount calculated by the Alternative Rate Lender is a positive number, then such amount shall be payable by the Borrower pursuant to Sections 2.10, 2.11 and 2.25 of this Agreement.

                  "Business Day": any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Funding Office is located and, if such day relates to any Eurodollar Loan, any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

                  "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital lease or a synthetic lease (except as otherwise provided below)) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a balance sheet of such Person; provided, that the termination of the Synthetic Lease (and any resulting purchase of the assets subject to the Synthetic Lease) shall not constitute a Capital Expenditure.

                  "Capital Lease Obligations": with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Cash Collateralize": as defined in Section 3.7.

                  "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) deposits, certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank (i) organized under the laws of (A) the United States of America, (B) any state thereof or (C) any foreign country in which a Subsidiary making such deposits operates its business and (ii)(A) having combined capital and surplus of not less than $500,000,000 or
(B) whose senior unsecured debt is rated at least A-1 by S&P and at least P-1 by Moody's (provided that such deposits may be made in any commercial bank organized under the laws of a foreign country not satisfying the requirements of
(ii)(A) or (ii)(B) to the extent deposits with such foreign bank do not exceed $250,000 outstanding at any time and the aggregate amount of all deposits made pursuant to this proviso do not exceed $2,000,000 outstanding at any time); (c) commercial paper in an aggregate amount of no more than $2,000,000 per issuer outstanding at any time, issued by an issuer rated at least A-2 by S&P or P-2 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; and (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

                  "Change of Control": the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 30% of the outstanding Capital Stock of the Borrower entitled to vote in the election of directors; (b) the board of directors of the Borrower shall cease to consist of a majority of Continuing Directors; or (c) a Specified Change of Control.

                  "Closing Date": the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date shall be not later than December 26, 2002.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "Commercial L/C Sublimit": $10,000,000. The Commercial L/C Sublimit is part of, and not in addition to, the L/C Commitment.

                  "Commitment": with respect to any Lender, each of the Tranche B Term Loan Commitment and the Revolving Credit Commitment of such Lender.

                  "Commitment Fee Rate": the rate per annum equal to 0.500%.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

                  "Compliance Certificate": a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit B.

                  "Confidential Information Memorandum": the Confidential Information Memorandum dated December 2002 and furnished to the initial Lenders in connection with the syndication of the Facilities.

                  "Consolidated Current Assets": of any Person at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date.

                  "Consolidated Current Liabilities": of any Person at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date, but excluding, with respect to the Borrower, (a) the current portion of any Funded Debt of the Borrower and its Subsidiaries and (b) without duplication, all Indebtedness consisting of Revolving Credit Loans, to the extent otherwise included therein.

                  "Consolidated EBITDA": of any Person for any period, Consolidated Net Income of such Person and its Subsidiaries for such period plus, without duplication and to the extent reflected as a deduction in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, including, without limitation, any accrued but unpaid income tax expense, (b) Consolidated Interest Expense of such Person and its Subsidiaries, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness,
(c) depreciation, (d) amortization of intangibles (including, but not limited to, goodwill), organization costs and other expenses, (e) non-cash charges recorded pursuant to FAS 142 in respect of impairment of goodwill, (f) subject to clause (8) below, any extraordinary, unusual or non-recurring expenses or losses, or restructuring and impairment charges, or losses on sales of assets or businesses outside of the ordinary course of business (whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period), (g) any other non-cash charges, but only to the extent that after calculating Consolidated EBITDA for such period without giving effect to clauses (f) and (g) herein and clauses (ii) and (iii) below, such other charges (together with any amounts set forth in clause (f) above) do not exceed 10% of such calculated Consolidated EBITDA (provided that non-cash charges described in clause (g) may not be added back in determining Consolidated EBITDA for any period except to the extent that the Borrower has reasonably determined that there will not be a cash payment in a subsequent period in respect of such non-cash charges) and (h) any impairment charges that may be recorded in the fourth fiscal quarter of fiscal year 2002 resulting from the termination of the Synthetic Lease and representing the difference between the book value and the fair market value of the assets subject to the Synthetic Lease, and minus, (A) to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income (except to the extent deducted in determining Consolidated Interest Expense), (ii) subject to clause (iii) below, any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (iii) any other non-cash income, all as determined on a consolidated basis but only to the extent that after calculating Consolidated EBITDA for such period without giving effect to clauses (ii) and
(iii) herein and clauses (f) and (g) above, such income (together with any amounts set forth in clause (ii) above) does not exceed 10% of such calculated Consolidated EBITDA and (B) non-cash charges incurred in a prior period to the extent paid in such current period; provided that, (1) Consolidated EBITDA for the fiscal quarters ending March 31, 2002, June 30, 2002 and September 29, 2002, shall be deemed to equal the respective amounts set forth in Schedule 1.1A for such periods and (2) in calculating Consolidated EBITDA for the fiscal quarters ending December 31, 2002, March 31, 2003, June 30, 2003, September 30, 2003 and December 31, 2003, non-cash and cash restructuring charges relating to the consolidation of the Life Sciences and Analytical Instruments units that were recorded in any such fiscal quarter, in an aggregate amount for all such fiscal quarters not exceeding $25,000,000, shall be excluded.

                  "Consolidated Fixed Charge Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA of the Borrower and its Subsidiaries for such period less the aggregate amount actually paid by the Borrower and its Subsidiaries during such period on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures) to (b) Consolidated Fixed Charges for such period.

                  "Consolidated Fixed Charges": for any period, the sum (without duplication) of (a) Consolidated Interest Expense of the Borrower and its Subsidiaries for such period, (b) Consolidated Lease Expense for such period,
(c) provision for income taxes made by the Borrower or any of its Subsidiaries on a consolidated basis in respect of such period (excluding taxes on the sales of assets outside the ordinary course of business) and (d) scheduled payments made during such period on account of principal of Indebtedness of the Borrower or any of its Subsidiaries (including scheduled principal payments in respect of the Tranche B Term Loans).

                  "Consolidated Interest Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA of the Borrower and its Subsidiaries for such period to (b) Consolidated Interest Expense of the Borrower and its Subsidiaries for such period.

                  "Consolidated Interest Expense": of any Person for any period, the difference of (a) total accrued interest expense whether or not paid in cash (including that attributable to Capital Lease Obligations) of such Person and its Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers' acceptance financing) minus (b) the total amount of interest earned during such period in respect of the Escrow Account; provided that for the fiscal quarters of the Borrower ending March 31, 2003, June 30, 2003 and September 30, 2003, Consolidated Interest Expense for the relevant period shall be deemed to equal Consolidated Interest Expense for such fiscal quarter (and, in the case of the latter two such determinations, each previous fiscal quarter commencing after the Closing Date) multiplied by 4, 2 and 4/3, respectively.

                  "Consolidated Lease Expense": for any period, the aggregate amount of fixed and contingent rentals payable by the Borrower and its Subsidiaries for such period with respect to leases of real and personal property, determined on a consolidated basis in accordance with GAAP, provided, that payments in respect of Capital Lease Obligations shall not constitute Consolidated Lease Expense.

                  "Consolidated Leverage Ratio": as of any date of determination, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for the period of the four fiscal quarters most recently completed; provided that for purposes of calculating Consolidated EBITDA of the Borrower and its Subsidiaries for any period, and, without duplication to the extent included or excluded in the calculation of Consolidated EBITDA, (A) the Consolidated EBITDA of any Person acquired by the Borrower or its Subsidiaries during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) if (solely in the case of any Person acquired by the Borrower for an aggregate consideration in excess of $50,000,000) the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated (x) have been previously provided to the Administrative Agent and the Lenders and (y) either (1) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (2) have been found acceptable by the Administrative Agent and (B) the Consolidated EBITDA of any Person Disposed of by the Borrower or its Subsidiaries during such period shall be excluded for such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period).

                  "Consolidated Net Income": of any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that in calculating Consolidated Net Income of the Borrower and its consolidated Subsidiaries for any period, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries,
(b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan

Document) or Requirement of Law applicable to such Subsidiary (it being understood that any restrictions of an administrative nature imposed by Requirements of Law and differences between GAAP and local statutory accounting procedure shall not constitute prohibitions of the type described in this clause
(c)).

                  "Consolidated Net Worth": at any date, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of the Borrower and its Subsidiaries under stockholders' equity at such date.

                  "Consolidated Senior Debt": all Consolidated Total Debt other than Subordinated Debt.

                  "Consolidated Senior Leverage Ratio": as of any date of determination, the ratio of (a) Consolidated Senior Debt on such day to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for the period of the four fiscal quarters most recently completed; provided that for purposes of calculating Consolidated EBITDA of the Borrower and its Subsidiaries for any period, and, without duplication to the extent included or excluded in the calculation of Consolidated EBITDA, (A) the Consolidated EBITDA of any Person acquired by the Borrower or its Subsidiaries during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) if (solely in the case of any Person acquired by the Borrower for an aggregate consideration in excess of $50,000,000)the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated (x) have been previously provided to the Administrative Agent and the Lenders and (y) either (1) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (2) have been found acceptable by the Administrative Agent and (B) the Consolidated EBITDA of any Person Disposed of by the Borrower or its Subsidiaries during such period shall be excluded for such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period).

                  "Consolidated Total Debt": at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date (including, without limitation, all Indebtedness under the Synthetic Lease (if any), any other synthetic lease transaction to be entered into by the Borrower and it Subsidiaries from time to time and the Receivables Facility), determined on a consolidated basis in accordance with GAAP; provided that for purposes of calculating the Consolidated Leverage Ratio, the Consolidated Senior Leverage Ratio and compliance with Section 7.6(c) on any date, amounts on deposit in the Escrow Account as of such date shall be netted against the accreted amount of Convertible Debentures outstanding on such date; provided further that for purposes of calculating the Consolidated Leverage Ratio and compliance with Section 7.6(c) on any date, Consolidated Total Debt shall be reduced by an amount equal to the amount of unencumbered cash and Cash Equivalents held by the Borrower and its Subsidiaries in excess of $25,000,000 and less than $75,000,000.

                  "Consolidated Working Capital": at any date, the difference of
(a) Consolidated Current Assets of the Borrower on such date less (b) Consolidated Current Liabilities of the Borrower on such date.

                  "Continuing Directors": the directors of the Borrower on the Closing Date, and each other director whose election by the board of directors of the Borrower or whose nomination for election by the stockholders of the Borrower was approved by a vote of at least a majority of the directors who were either directors on the Closing Date or whose election or nomination for election was previously approved.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

                  "Control Investment Affiliate": as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Convertible Debentures": the zero coupon convertible debentures due August 7, 2020 issued by the Borrower pursuant to the First Supplemental Indenture, dated as of August 7, 2000, between the Borrower and Bank One Trust Company, N.A., as trustee.

                  "Debtor Relief Laws": the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

                  "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Default Rate": an interest rate equal to (a) the Base Rate plus (b) the Applicable Margin applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable laws.

                  "Defaulted Amount": with respect to any Lender at any time, any amount required to be paid by such Lender to the Administrative Agent or any other Lender hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender to (a) the Issuing Lender pursuant to
Section 3 to purchase a portion of an L/C Obligation made by the Issuing Lender,
(b) the Administrative Agent pursuant to Section 2.17(f) to reimburse the Administrative Agent for the amount of any Loan made by the Administrative Agent for the account of such Lender, (c) any other Lender pursuant to Section 10.7 to purchase any participation in Loans or L/C Obligations owing to such other Lender and (d) the Administrative Agent or the Issuing Lender pursuant to
Section 9.7 to reimburse the Administrative Agent or the

Issuing Lender for such Lender's ratable share of any amount required to be paid by the Lenders to the Administrative Agent or the Issuing Lender as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.24(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

                  "Defaulted Loan": with respect to any Lender at any time, any amount required to be paid by such Lender to the Borrower in respect of a Loan at or prior to such time which has not been so paid as of such time.

                  "Defaulting Lender": any Lender that (a) has failed to fund any portion of the Loans or participations in L/C Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

                  "Derivatives Counterparty": as defined in Section 7.6.

                  "Disposition": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative meanings.

                  "Dollars" and "$": lawful currency of the United States of America.

                  "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States of America.

                  "Dormant Subsidiary": any Subsidiary which has ceased all operations and holds no material assets, as listed on Schedule 1.1B.

                  "EG&G Notes": the 6.80% notes due October 15, 2005 issued by the Borrower pursuant to the Indenture, dated June 28, 1995, between the Borrower and State Street Bank and Trust Company, as successor trustee to The First National Bank of Boston.

                  "Environmental Action": any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law or Materials of Environmental Concern or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any Governmental Authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                  "Environmental Laws": any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

                  "Environmental Permits": any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Escrow Account": the custody account established pursuant to the Escrow Agreement.

                  "Escrow Agreement": the Custody Agreement, dated as of the date hereof, among the Borrower, the Administrative Agent and Bank of America, as custodian.

                  "Eurocurrency Reserve Requirements": for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent.

                  "Eurodollar Loans": Loans for which the applicable rate of interest is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                       -------------------------------------
                     1.00 - Eurocurrency Reserve Requirements

                  "Eurodollar Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Excess Cash Flow": for any fiscal year of the Borrower, the difference, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) the amount of the decrease, if any, in Consolidated Working Capital for such fiscal year and (iv) the aggregate net amount of non-cash loss on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income minus (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (minus the principal amount of Indebtedness incurred in connection with such expenditures and minus the amount of any such expenditures financed with the proceeds of any Reinvestment Deferred Amount),
(iii) the aggregate amount of all prepayments of Revolving Credit Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Credit Commitments and all optional prepayments of the Tranche B Term Loans and other Funded Debt (including any prepayment penalties or premiums thereon or in respect thereof) during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including, without limitation, the Tranche B Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) the amount of the increase, if any, in Consolidated Working Capital for such fiscal year, (vi) the aggregate net amount of gain on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income and (vii) the aggregate amount of all prepayments of the Tranche B Term Loans pursuant to Section 2.11(d).

                  "Excess Cash Flow Application Date": as defined in Section 2.11(c).

                  "Excluded Foreign Subsidiary": any controlled foreign corporation for United States tax purposes and any other Foreign Subsidiary in respect of which either (a) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, may result in adverse tax consequences to the Borrower.

                  "Existing Credit Facilities": collectively, the facilities under (a) the $100,000,000 Five-Year Competitive Advance and Revolving Credit Facility Agreement, dated as of March 2, 2001, among the Borrower, the lenders named therein and The Chase Manhattan Bank, as administrative agent, as amended and (b) the $270,000,000 364-Day Amended and Restated Competitive Advance and Revolving Credit Facility Agreement, dated as of March 1, 2002, among the Borrower, the lenders named therein and JPMorgan Chase Bank, as administrative agent, as amended.

                  "Existing Indebtedness": collectively, all Indebtedness outstanding under the Existing Credit Facilities, the Convertible Debentures, the EG&G Notes and the Synthetic Lease.

                  "Existing Letters of Credit": the letters of credit described in Annex B.

                  "Facility": each of (a) the Tranche B Term Loan Commitments and the Tranche B Term Loans made thereunder (the "Tranche B Term Loan Facility") and (b) the Revolving Credit Commitments and the extensions of credit made thereunder (the "Revolving Credit Facility").

                  "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Reference Lender from three federal funds brokers of recognized standing selected by it.

                  "Financial Standby L/C Sublimit": $30,000,000. The Financial Standby L/C Sublimit is part of, and not in addition to, the L/C Commitment.

                  "Foreign Subsidiary": any Subsidiary of the Borrower that is not a Domestic Subsidiary.

                  "Funded Debt": with respect to any Person, all Indebtedness of such Person of the types described in clauses (a) through (e) of the definition of "Indebtedness" in this Section.

                  "Funding Office": the office specified from time to time by the Administrative Agent as its funding office by notice to the Borrower and the Lenders.

                  "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit), if to induce the creation of such obligation of such other Person the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Hedge Agreements": all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements entered into by the Borrower or its Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.

                  "Hedging Amount": at any date, the amount by which (a) the aggregate outstanding principal amount of Indebtedness of the Borrower and its Subsidiaries at such date exceeds (b) the aggregate amount of unencumbered cash and Cash Equivalents of the Borrower and its Subsidiaries at such date.

                  "Honor Date": as defined in Section 3.3(a).

                  "Immaterial Subsidiary": as of any date of determination, any Subsidiary of the Borrower (other than a Subsidiary Guarantor) having (a) total assets, determined in accordance with GAAP, as of the last day of the fiscal quarter most recently ended prior to the date of such determination, not exceeding $5,000,000, and (b) gross revenues, determined in accordance with GAAP, for the period of four consecutive fiscal quarters most recently ended prior to the date of such determination, not exceeding $5,000,000.

                  "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities (other than (i) trade letters of credit issued in the ordinary course of business to the extent there is no overdue reimbursement obligation in respect thereof and (ii) solely for purposes of calculating Consolidated Total Debt, standby letters of credit and performance letters of credit issued in the ordinary course of business to the extent there is no overdue reimbursement obligation in respect thereof), (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above;
(i)
all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation,
(j) for purposes of Section 8(e) only, all obligations of such Person in respect of Hedge Agreements, (k) all obligations of such Person in respect of the Receivables Facility and (1) all obligations of such Person under the Synthetic Lease and any other synthetic lease transaction that may hereinafter be entered into by the Borrower or any of its Subsidiaries.

                  "Indemnified Liabilities": as defined in Section 10.5.

                  "Indemnitee": as defined in Section 10.5.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or shorter, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (d) as to any Loan (other than any Revolving Credit Loan that is a Base Rate Loan), the date of any repayment or prepayment made in respect thereof and
(e) as to payment of the Alternative Rate by the Borrower to the Alternative Rate Lender with respect to a Loan or any portion thereof, the corresponding Interest Payment Date for such Loan, or such other dates as agreed between the Alternative Rate Lender and the Borrower, and the Revolving Credit Termination Date; provided, further, that interest accruing at the Default Rate shall be payable from time to time upon demand of Administrative Agent.

                  "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (2) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date or beyond the date final payment is due on the Tranche B Term Loans, as the case may be, shall end on the Revolving Credit Termination Date or such due date, as applicable; and

                  (3) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

                  "Investments": as defined in Section 7.8.

                  "Issuing Lender": Bank of America or any successor thereto designated by the Borrower as an Issuing Lender with the consent of the Administrative Agent.

                  "L/C Advance": with respect to each L/C Participant, such L/C Participant's funding of its participation in any L/C Borrowing in accordance with its Revolving Credit Percentage.

                  "L/C Borrowing": an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed in accordance with Section 3.3(a) or refinanced as a borrowing of Revolving Credit Loans.

                  "L/C Commitment": $40,000,000.

                  "L/C Credit Extension": with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

                  "L/C Fee Payment Date": the last day of each March, June, September and December and the last day of the Revolving Credit Commitment Period.

                  "L/C Obligations": at any time, an amount equal to the sum of
(a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.3.

                  "L/C Participants": with respect to any Letter of Credit, the collective reference to all the Revolving Credit Lenders other than the Issuing Lender that issued such Letter of Credit.

                  "Lenders": as defined in the preamble hereto.

                  "Lending Office": as to any Lender, such office or offices as a Lender may from time to time designate as its "Lending Office" by notice to the Borrower and the Administrative Agent.

                  "Letter of Credit": any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit, a financial standby letter of credit or a performance standby letter of credit.

                  "Letter of Credit Application": an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Issuing Lender.

                  "Letter of Credit Expiration Date": the day that is seven days prior to the Revolving Credit Termination Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "Loan": any loan made by any Lender pursuant to this Agreement.

                  "Loan Documents": this Agreement, the Security Documents, the Letter of Credit Applications, each Request for Alternative Rate, each Alternative Rate Agreement and the Notes.

                  "Loan Parties": the Borrower and each Subsidiary of the Borrower that is a party to a Loan Document.

                  "Majority Facility Lenders": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Tranche B Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments); provided, that if at any time any Lender (together with its Affiliates) holds more than 50% of the Total Revolving Extensions of Credit outstanding under such Facility (or the Total Revolving Credit Commitments, as the case may be), the "Majority Facility Lenders" with respect to the Revolving Credit Facility shall mean the holders of more than 66 2/3% of the Total Revolving Extensions of Credit outstanding under such Facility (or the Total Revolving Credit Commitments, as the case may be).

                  "Majority Revolving Credit Facility Lenders": the Majority Facility Lenders in respect of the Revolving Credit Facility.

                  "Material Adverse Effect": a material adverse effect on (a) the business, assets, property or financial condition of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, ureaformaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances or forces of any kind, whether or not any such substance or force is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could reasonably be expected to give rise to liability under any Environmental Law.

                  "Material Subsidiary": on any date, (a) each Subsidiary Guarantor and (b) each other Subsidiary of the Borrower, excluding any Immaterial Subsidiary.

                  "Moody's": Moody's Investors Service, Inc.

                  "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document), reasonable reserves and escrows and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

                  "Non-Excluded Taxes": as defined in Section 2.19(a).

                  "Non-Guarantor Subsidiary": any Subsidiary (other than the Receivables Subsidiary) that is not a Subsidiary Guarantor.

                  "Non-U.S. Lender": as defined in Section 2.19(d).

                  "Note": any promissory note evidencing any Loan.

                  "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender or any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise; provided, that (i) obligations of the Borrower or any Subsidiary under any Specified Hedge Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Subsidiary Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements.

                  "Original Rate": has the meaning specified in Section 2.14(c).

                  "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "Outstanding Amount": (a) with respect to Tranche B Term Loans and Revolving Credit Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Tranche B Term Loans and Revolving Credit Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

                  "Participant": as defined in Section 10.6(b).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "Performance Standby L/C Sublimit": $10,000,000. The Performance Standby L/C Sublimit is part of, and not in addition to, the L/C Commitment.

                  "Permitted Acquisition": any acquisition by the Borrower or any of its Subsidiaries of all of the Capital Stock of, or all or substantially all of the assets constituting a business unit of, any other Person so long as, with respect to any such acquisition, the following conditions are satisfied:

                  (i) after giving effect to such acquisition, each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct, on and as of such date as if made on and as of such date, except where such representation and warranty is expressly made as of a specific earlier date, in which case such representation and warranty shall be true as of any such earlier date;

                  (ii) no Default or Event of Default shall have occurred and be continuing or would result from such acquisition;

                  (iii) after giving effect to such acquisition, the Borrower shall be in pro forma compliance with the financial covenants set forth in Section 7.1;

                  (iv) the target of such acquisition shall be in the same or a similar line of business as the Borrower and its Subsidiaries;

                  (v) any acquisition of Capital Stock results in the issuer thereof becoming a Subsidiary, and the requirements of Section
                  6.10 shall be satisfied prior to or concurrently with such acquisition.

                  "Permitted Joint Venture Entity": any joint venture entity in which an Investment is made pursuant to Section 7.8(j).

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pro Forma Balance Sheet": as defined in Section 4.1(a).

                  "Pro Forma Statement of Operations": as defined in Section 4.1
(b).

                  "Projections": as defined in Section 6.2(c).

                  "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

                  "Qualified Counterparty": with respect to any Specified Hedge Agreement, any counterparty thereto that, at the time such Specified Hedge Agreement was entered into, was a Lender or an affiliate of a Lender.

                  "Receivables Facility": the receivables facility under the receivables sale agreement, dated as of December 21, 2001, as amended, among the Borrower, ABN Amro Bank N.V. and certain other parties thereto, for an aggregate amount of up to $51,000,000, and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof).

                  "Receivables Subsidiary": PerkinElmer Receivables Company, a Delaware corporation, and any other Subsidiary created by the Borrower to enter into a receivables facility permitted under this Agreement.

                  "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries.

                  "Reference Lender": Bank of America.

                  "Register": as defined in Section 10.6(d).

                  "Regulation H": Regulation H of the Board as in effect from time to time.

                  "Regulation U": Regulation U of the Board as in effect from time to time.

                  "Reimbursement Obligation": the obligation of the Borrower to reimburse each Issuing Lender pursuant to Section 3.3 for amounts drawn under Letters of Credit issued by such Issuing Lender.

                  "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Loans pursuant to Section 2.11(b) as a result of the delivery of a Reinvestment Notice.

                  "Reinvestment Event": any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

                  "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Default or Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets (other than inventory) useful in its business.

                  "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets (other than inventory) useful in the Borrower's business.

                  "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring one year after the receipt of funds resulting from such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets (other than inventory) useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

                  "Related Fund": with respect to any Lender, any fund that (x) invests in commercial loans and (y) is managed or advised by the same investment advisor as such Lender or an Affiliate of such investment advisor, by such Lender or an Affiliate of such Lender.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. Section 4043.

                  "Request for Alternative Rate": with respect to an Alternative Rate Agreement, a written request, substantially in the form of Exhibit I, duly completed and signed by a Responsible Officer and delivered to the Alternative Rate Lender.

                  "Required Lenders": at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments and (b) thereafter, the sum of
(i) the aggregate unpaid principal amount of the Tranche B Term Loans then outstanding and (ii) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

                  "Required Prepayment Lenders": the Majority Facility Lenders in respect of each Facility.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court of competent jurisdiction or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  "Responsible Officer": the chief executive officer, president or chief financial officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower.

                  "Restricted Payments": as defined in Section 7.6.

                  "Revolving Credit Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and participate in Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Annex A, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Total Revolving Credit Commitments is $100,000,000.

                  "Revolving Credit Commitment Period": the period from and including the Closing Date to the Revolving Credit Termination Date.

                  "Revolving Credit Facility": as defined in the definition of "Facility" in this Section 1.1.

                  "Revolving Credit Lender": each Lender that has a Revolving Credit Commitment or that is the holder of Revolving Credit Loans.

                  "Revolving Credit Loans": as defined in Section 2.4.

                  "Revolving Credit Note": as defined in Section 2.9.

                  "Revolving Credit Percentage": as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender's

Revolving Extensions of Credit then outstanding constitutes of the Total Revolving Extensions of Credit then outstanding).

                  "Revolving Credit Termination Date": the date that is five years after the Closing Date.

                  "Revolving Extensions of Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and
(b) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding.

                  "S&P": Standard & Poor's Ratings Group (a division of The McGraw-Hill Companies, Inc.).

                  "SEC": the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

                  "Secured Parties": as defined in the Guarantee and Collateral Agreement.

                  "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the Escrow Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

                  "Senior Subordinated Note Indenture": the Indenture entered into by the Borrower and certain of its Subsidiaries in connection with the issuance of the Senior Subordinated Notes, together with all instruments and other agreements entered into by the Borrower or such Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.9.

                  "Senior Subordinated Notes": the senior subordinated unsecured notes of the Borrower issued on the Closing Date pursuant to the Senior Subordinated Note Indenture, and any notes issued in exchange therefor pursuant to the exchange offer contemplated by the Offering Memorandum pursuant to which the Senior Subordinated Notes are offered.

                  "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvent": with respect to any Person, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature.

                  "Specified Change of Control": a "Change of Control", or like event, as defined in the Senior Subordinated Note Indenture.

                  "Specified Hedge Agreement": any Hedge Agreement entered into by the Borrower or any Subsidiary Guarantor and any Qualified Counterparty.

                  "Subordinated Debt": the collective reference to (a) Indebtedness in respect of the Senior Subordinated Notes and (b) Indebtedness in respect of additional subordinated debt; provided that such subordinated debt
(i) has a final maturity date at least 180 days after the date final payment is due on the Tranche B Term Loans, (ii) is subject to terms (other than as to interest rate and equity components, which shall be consistent with transactions of a similar nature conducted at such time) substantially similar to (or less restrictive taken as a whole to the Loan Parties than, and at least as favorable to the Lenders as) the Senior Subordinated Notes, and (iii) is otherwise permitted pursuant to Section 7.2(f).

                  "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Subsidiary Guarantor": each Subsidiary of the Borrower other than (a) the Receivables Subsidiary, (b) any Excluded Foreign Subsidiary and (c) any Dormant Subsidiary.

                  "Synthetic Lease": the synthetic lease, dated as of December 28, 2000, as amended, between the Borrower and BankOne in an aggregate principal amount of $30,000,000.

                  "Total Outstandings": the aggregate Outstanding Amount of all Loans and all L/C Obligations.

                  "Total Revolving Credit Commitments": at any time, the aggregate amount of the Revolving Credit Commitments then in effect.

                  "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders outstanding at such time.

                  "Tranche B Term Loan": as defined in Section 2.1.

                  "Tranche B Term Loan Commitment": as to any Lender, the obligation of such Lender, if any, to make a Tranche B Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche B Term Loan Commitment" opposite such Lender's name on Annex A, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Tranche B Term Loan Commitments is $315,000,000.

                  "Tranche B Term Loan Facility": as defined in the definition of "Facility" in this Section 1.1.

                  "Tranche B Term Loan Lender": each Lender that has a Tranche B Term Loan Commitment or is the holder of a Tranche B Term Loan.

                  "Tranche B Term Loan Percentage": as to any Tranche B Term Loan Lender at any time, the percentage which such Lender's Tranche B Term Loan Commitment then constitutes of the aggregate Tranche B Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche B Term Loans then outstanding).

                  "Tranche B Term Note": as defined in Section 2.7.

                  "Transferee": as defined in Section 10.14.

                  "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

                  "UCC": the Uniform Commercial Code as in effect from time to time in the State of New York.

                  "Unreimbursed Amount": as defined in Section 3.3(a).

                  "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                  "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (c) The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

                  (d) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

                  (e) The term "including" is by way of example and not limitation.

                  (f) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

                  (g) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

                  (h) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

                  1.3 Accounting Terms. (a) All accounting terms not specifically defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent on a consolidated basis with that used in preparing the audited financial statements for the 2001 fiscal year delivered pursuant to Section 5.l(c), except as otherwise specifically prescribed herein.

                  (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

                  1.4 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

                  1.5 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to formation or organization documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law.

                  1.6 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

                  1.7 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all scheduled reductions and any increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

                  2.1 Term Loan Commitments. Subject to the terms and conditions hereof, the Tranche B Term Loan Lenders severally agree to make term loans (each, a "Tranche B Term Loan") to the Borrower on the Closing Date in an amount for each Tranche B Term Loan Lender not to exceed the amount of the Tranche B Term Loan Commitment of such Lender. The Tranche B Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections
2.2 and 2.12.

                  2.2 Procedure for Term Loan Borrowing. The Borrower shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Closing Date) requesting that the Tranche B Term Loan Lenders make the Tranche B Term Loans on the Closing Date. The Tranche B Term Loans made on the Closing Date shall initially be Base Rate Loans, and no Tranche B Term Loan may be converted into or continued as a Eurodollar Loan having an Interest Period in excess of one month prior to the date which is 30 days after the Closing Date. Upon receipt of such Borrowing Notice, the Administrative Agent shall promptly notify each Tranche B Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Tranche B Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Tranche B Term Loan or Tranche B Term Loans to be made by such Lender. The Administrative Agent shall make available to the Borrower the aggregate of the amounts made available to the Administrative Agent by the Tranche B Term Loan Lenders, in like funds as received by the Administrative Agent.

                  2.3 Repayment of Term Loans. The Tranche B Term Loan of each Tranche B Term Loan Lender shall mature in 24 consecutive quarterly installments, commencing on March 31, 2003, each of which shall be in an amount equal to such Lender's Tranche B Term Loan Percentage multiplied by the percentage set forth below opposite such installment of the aggregate principal amount of (a) the Tranche B Term Loans made on the Closing Date, in the case of payments made prior to March 31, 2008, and (b) the Tranche B Term Loans outstanding as of January 1, 2008, in the case of payments made on March 31, 2008 and thereafter:

Installment                               Percentage
-----------                               ----------
March 31, 2003                               0.25%
June 30, 2003                                0.25%
September 30, 2003                           0.25%
December 28, 2003                            0.25%
March 28, 2004                               0.25%
June 27, 2004                                0.25%
September 26, 2004                           0.25%
January 2, 2005                              0.25%
April 3, 2005                                0.25%
July 3, 2005                                 0.25%

Installment                               Percentage
-----------                               ----------
October 2, 2005                             0.25%
January 1, 2006                             0.25%
April 2, 2006                               0.25%
July 2, 2006                                0.25%
October 1, 2006                             0.25%
December 31, 2006                           0.25%
April 1, 2007                               0.25%
July 1, 2007                                0.25%
September 30, 2007                          0.25%
December 30, 2007                           0.25%
March 30, 2008                              25.0%
June 29, 2008                               25.0%
September 28, 2008                          25.0%
December 26, 2008                           25.0%

                  2.4 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, the Revolving Credit Lenders severally agree to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding for each Revolving Credit Lender which, when added to such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding, does not exceed the amount of such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or Base Rate Loans as determined by the Borrower and (except as provided in Section 2.6 with respect to Loans as to which an Alternative Rate is applicable) notified to the Administrative Agent in accordance with Sections 2.5 and 2.12, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

                  (b) The Borrower shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date.

                  (c) Notwithstanding the foregoing, no Revolving Credit Loans may be made on the Closing Date.

                  2.5 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments on any Business Day during the Revolving Credit Commitment Period, provided that the Borrower shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans), specifying (i) the amount and Type of Revolving Credit Loans to be borrowed, (ii) the requested Borrowing Date and
(iii) in the case of Eurodollar Loans, the length of the initial Interest Period therefor. Each borrowing of Revolving Credit Loans under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available

Revolving Credit Commitments are less than $1,000,000, such lesser amount) and
(y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such Borrowing Notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make its Revolving Credit Percentage of the amount of each borrowing of Revolving Credit Loans available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent in like funds as received by the Administrative Agent.

                  2.6 Procedure for Alternative Rate Agreements. The Borrower may irrevocably request an Alternative Rate Agreement for all or any portion of a Loan (including continuations thereof during the Alternative Rate Period in accordance with Section 2.12(c)) in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof by delivering a Request for Alternative Rate to the Alternative Rate Lender not later than 10:00 A.M., New York City time, (a) three Business Days preceding the first Business Day of a calendar month for a Base Rate Loan, and (b) five Business Days prior to the first day of the initial Interest Period during which the Alternative Rate is to be applicable for an Eurodollar Loan. The Alternative Rate Lender shall have no obligation to agree to a Request for Alternative Rate and no Request for Alternative Rate shall be deemed to be accepted by the Alternative Rate Lender until the Request for Alternative Rate is accepted in writing by the Alternative Rate Lender. Any Alternative Rate Agreement will become effective (i) for a Base Rate Loan, on the first Business Day of a month and (ii) for an Eurodollar Loan, on the first day of the Interest Period for such Loan within the applicable Alternative Rate Period, and shall continue in effect, unless earlier terminated as herein provided, for the Alternative Rate Period applicable thereto.

                  2.7 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender or Tranche B Term Loan Lender, as the case may be, (i) the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the Revolving Credit Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section 8) and (ii) the principal amount of each Tranche B Term Loan of such Tranche B Term Loan Lender in installments according to the amortization schedule set forth in Section 2.3 (or on such earlier date on which the Loans become due and payable pursuant to Section 8). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.14.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.7(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

                  (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will promptly execute and deliver to such Lender a promissory note of the Borrower evidencing any Tranche B Term Loans or Revolving Credit Loans, as the case may be, of such Lender, substantially in the forms of Exhibit F-1 or F-2, respectively (a "Tranche B Term Note" or "Revolving Credit Note", respectively), with appropriate insertions as to date and principal amount; provided, that delivery of Notes shall not be a condition precedent to the occurrence of the Closing Date or the making of the Loans on the Closing Date.

                  2.8 Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date; provided that the commitment fee accruing from and including the Closing Date through but excluding December 31, 2002 shall be payable in advance on the Closing Date.

                  (b) The Borrower agrees to pay to the Syndication Agent the fees in the amounts and on the dates set forth in the letter agreement, dated as of October 26, 2002, between the Borrower and the Syndication Agent.

                  (c) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates set forth in the letter agreement, dated as of December 17, 2002 between the Borrower and the Administrative Agent.

                  2.9 Termination or Reduction of Revolving Credit Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the aggregate amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

                  2.10 Optional Prepayments. (a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty (except as otherwise provided herein), upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of such prepayment, whether such prepayment is of Tranche B Term Loans or Revolving Credit Loans, and whether such prepayment is of Eurodollar Loans or Base Rate Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.20. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans that are Base Rate Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Tranche B Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Any prepayment of a Loan pursuant to Sections 2.10 or 2.11 with respect to which the Borrower has agreed to pay an Alternative Rate to the Alternative Rate Lender shall also be accompanied by any relevant Breakage Amount.

                  (b) Each optional prepayment in respect of the Tranche B Term Loans on or prior to the second anniversary of the Closing Date shall be accompanied by a prepayment premium equal to (i) if such prepayment is made prior to the first anniversary of the Closing Date, 102% of the principal amount of such prepayment and (ii) if such prepayment is made on or after the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date, 101% of the principal amount of such prepayment. Any prepayment of the Loans upon the refinancing thereof (whether with proceeds of equity or Indebtedness) or upon the occurrence of a Change of Control shall be deemed to be an optional prepayment. Any prepayment of the Loans made with amounts of Excess Cash Flow in excess of the 50% of Excess Cash Flow applied in accordance with Section 2.1l(c) shall not be deemed to be an optional prepayment.

                  2.11 Mandatory Prepayments and Commitment Reductions. (a) Unless the Required Prepayment Lenders shall otherwise agree, if any Capital Stock shall be issued, or Indebtedness incurred (excluding any Indebtedness incurred in accordance with Sections 7.2(a), (b), (c), (d), (e), (f)(i),
(f)(ii), (g), (h), (i), (j), (k), (l) and (m) as in effect on the date of this Agreement), by the Borrower or any of its Subsidiaries, then on the date of such issuance or incurrence, the Loans shall be prepaid by an amount equal to (i) 50%, in the case of an issuance of Capital Stock or (ii) 100%, in the case of an incurrence of Indebtedness, of the amount of the Net Cash Proceeds of such issuance or incurrence, as set forth in Section 2.11(e). The provisions of this Section do not constitute a consent to the issuance of any equity securities by any entity whose equity securities are pledged pursuant to the Guarantee and Collateral Agreement, or a consent to the incurrence of any Indebtedness by the Borrower or any of its Subsidiaries.

                  (b) Unless the Required Prepayment Lenders shall otherwise agree, if on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale, or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof at least two Business Days prior to the date of receipt by the Borrower or such Subsidiary of such Net Cash Proceeds, on the date of receipt by the Borrower or such Subsidiary of such Net Cash Proceeds, the Loans shall be prepaid by an amount equal to the amount of such Net Cash Proceeds, as set forth in Section 2.11(e); provided, that, notwithstanding the foregoing, on each Reinvestment Prepayment Date the Loans shall be prepaid by an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event, as set forth in Section 2.1l(e). The provisions of this Section do not constitute a consent to the consummation of any Disposition not permitted by Section 7.5.

                  (c) Unless the Required Prepayment Lenders shall otherwise agree, if, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 2003, there shall be Excess Cash Flow, then, on the relevant Excess Cash Flow Application Date, the Loans shall be prepaid by an amount equal to 50% of such Excess Cash Flow, as set forth in Section 2.1l(e). Each such prepayment and commitment reduction shall be made on a date (an "Excess Cash Flow Application Date") no later than June 30 of the year following the fiscal year with respect to which such prepayment is made.

                  (d) Unless the Required Prepayment Lenders shall otherwise agree, if on any date the Borrower or any of its Subsidiaries shall receive cash proceeds from any tax refund (not associated with any particular transaction or series of transactions) by a United States Governmental Authority in an amount, when aggregated with any other such refunds received prior to such date during the relevant fiscal year, exceeding $5,000,000 for such fiscal year (after giving effect to any tax payment to be made by the Borrower or such Subsidiary with respect to such refund), on the date of receipt by the Borrower or such Subsidiary of such proceeds, the Loans shall be prepaid by an amount equal to 100% of such proceeds, as set forth in Section 2.1l(e).

                  (e) Amounts to be applied in connection with prepayments made pursuant to this Section shall be applied (i) to the prepayment of the Tranche B Term Loans and (ii) if (A) an Event of Default has occurred and is continuing and (B) no Tranche B Term Loans are outstanding, to the prepayment of the Revolving Credit Loans (without any mandatory reduction of Revolving Credit Commitments), with any excess amount following any such prepayments to be retained by the Borrower.

                  2.12 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that if any such conversion of Eurodollar Loans is made on any day other than the last day of an Interest Period with respect thereto, the Borrower shall pay any amounts owing in respect of such conversion pursuant to Section 2.20 The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan under a particular Facility may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  (b) The Borrower may elect to continue any Eurodollar Loan as such upon the expiration of the then current Interest Period with respect thereto by giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such continuations or
(ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Loans, except as provided in paragraph (c) below, shall be converted automatically to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  (c) During the Alternative Rate Period applicable to any Eurodollar Loan, unless not later than the time by which the Borrower would otherwise be required to give notice of a continuation of such Eurodollar Loan to a successive Interest Period pursuant to Section 2.12(b), the Alternative Rate Lender shall have notified the Administrative Agent that an Alternative Rate is no longer in effect with respect to such Eurodollar Loan, the Borrower shall be deemed to have irrevocably requested that such Eurodollar Loan be continued with an Interest Period of like duration.

                  2.13 Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $l,000,000 in excess thereof and (b) no more than (i) seven Eurodollar Tranches with respect to Revolving Credit Loans and (ii) one Eurodollar Tranche with respect to Tranche B Term Loans, shall be outstanding at any one time.

                  2.14 Interest Rates and Payment Dates. (a) Except as provided in Section 2.6 with respect to Loans as to which an Alternative Rate is applicable, each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin in effect for such day.

                  (b) Except as provided in Section 2.6 with respect to Loans as to which an Alternative Rate is applicable, each Base Rate Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Base Rate in effect for such day plus the Applicable Margin in effect for such day.

                  (c) Upon the written acceptance of a Request for Alternative Rate by the Alternative Rate Lender with respect to a Loan or any portion thereof (including continuations thereof in accordance with Section 2.12(c)), the Borrower shall pay interest to the Alternative Rate Lender for its account on the unpaid principal amount of such Loan or relevant portion thereof at a rate per annum equal to the Alternative Rate from the effective date of the Alternative Rate Agreement on each Interest Payment Date occurring prior to the end of (and including the last day of) the Alternative Rate Period for such Loan or earlier termination of the Alternative Rate pursuant to the terms of the Alternative Rate Agreement or this Agreement. The Lenders agree that to the extent that the Borrower pays the Alternative Rate on an Interest Payment Date for a Loan or relevant portion thereof to the Alternative Rate Lender, the Borrower's obligation to pay interest on such Loan on such Interest Payment Date shall have been satisfied and it shall be the responsibility of the Alternative Rate Lender (and the Alternative Rate Lender hereby agrees) to pay to the Administrative Agent for the account of the other Lenders the interest due on such Loan determined pursuant to Sections 2.14(a) and (b) above on such Interest Payment Date. The Borrower and Lenders acknowledge and agree that (i) the Alternative Rate Lender may, in its sole discretion, at any time upon the occurrence of any event or condition described in Section 2.25, by notice to the Borrower and the Administrative Agent terminate the Alternative Rate Agreement and cause the Alternative Rate applicable to a Loan to revert to (A) the interest rate otherwise applicable to such Loan determined pursuant to Sections 2.14(a) and
(b) above (the "Original Rate"), or (B) the Default Rate if it would then be applicable to such Loan pursuant to Section 2.14(d) below, (ii) if, with respect to a Loan as to which an Alternative Rate is then applicable, (A) the Lenders (other than the Alternative Rate Lender) shall fail to receive the Original Rate or, if applicable, the Default Rate for such Loan from the Administrative Agent, and (B) the Borrower shall fail to pay the Alternative Rate in accordance with this paragraph (c), then the Alternative Rate shall automatically revert to the Original Rate or, if applicable, the Default Rate for such Loan and the Alternative Rate Agreement applicable to such Loan shall, at the discretion of the Alternative Rate Lender, terminate, and (iii) no Lender shall have any right to any payment or performance from the Alternative Rate Lender hereunder or otherwise in respect of any Alternative Rate Agreement other than as provided in the second sentence of this Section 2.14(c). The Borrower and the Lenders further acknowledge and agree that notwithstanding the foregoing, in the event that the Default Rate shall at any time apply to a Loan as to which an Alternative Rate Agreement remains in effect, the Borrower shall be solely responsible for the full and timely payment to the Administrative Agent for the account of the Lenders (including the Alternative Rate Lender) of the amount by which such Default Rate exceeds the Original Rate.

                  (d) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) (to the extent legally permitted) shall bear interest at a rate per annum that is equal to (x) in the case of the Loans, the applicable Default Rate or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Credit Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to Base Rate Loans under the Revolving Credit Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment). Furthermore, at any time when any Event of Default has occurred and is continuing, the Borrower shall pay interest on the amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws.

                  (e) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (d) of this Section (including interest on past due interest) shall be payable from time to time on demand. For greater certainty, interest payable on any Interest Payment Date shall include interest accruing from and including the immediately prior Interest Payment Date but shall exclude any interest accruing on such Interest Payment Date, provided that interest payable on the maturity date of any Loan shall include all accrued and unpaid interest as of such maturity date, including any interest accruing on such date. Notwithstanding the above, interest accruing from the period from and including the Closing Date through but excluding December 31, 2002 shall be payable in advance on the Closing Date.

                  2.15 Computation of Interest and Fees. (a) Interest, fees and commissions payable pursuant hereto (including the Alternative Rate) shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans on which interest is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate (other than the Alternative Rate) by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate (other than the Alternative Rate) pursuant to Section 2.14(a).

                  2.16 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

                  2.17 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee or Letter of Credit fee, and any reduction of the Commitments of the Lenders, shall be made pro rata according to the respective Tranche B Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders. Each payment of interest in respect of the Loans and each payment in respect of fees payable hereunder shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.

                  (b) Each payment (including each prepayment) on account of principal of the Tranche B Term Loans shall be allocated among the Tranche B Term Loan Lenders pro rata based on the respective outstanding principal amounts of the Tranche B Term Loans then held by the Tranche B Term Loan Lenders, and shall be applied to the installments of such Tranche B Term Loans pro rata based on the remaining outstanding principal amount of such installments. Amounts repaid or prepaid on account of the Tranche B Term Loans may not be reborrowed.

                  (c) Each payment (including each prepayment) by the Borrower on account of principal of the Revolving Credit Loans shall be allocated among the Revolving Credit Lenders pro rata based on the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders. Each payment in respect of Reimbursement Obligations in respect of any Letter of Credit shall be made to the Issuing Lender that issued such Letter of Credit.

                  (d) The application of any payment of Loans under any Facility (including optional and mandatory prepayments) shall be made, first, to Base Rate Loans under such Facility and, second, to Eurodollar Loans under such Facility. Each payment of the Loans (except in the case of Revolving Credit Loans that are Base Rate Loans) shall be accompanied by accrued interest to the date of such payment on the amount paid.

                  (e) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest (including the Alternative Rate), fees or otherwise, shall be made without condition or deduction for any defense, recoupment, setoff or counterclaim and shall be made prior to 2:00 p.m., New York City time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Funding Office, in Dollars and in immediately available funds. Any payment made by the Borrower after 2:00 p.m., New York City time, on any Business Day shall be deemed to have been on the next following Business Day and any applicable interest or fee shall continue to accrue. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received by wire transfer to such Lender's Lending Office. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                  (f) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent such amount is not made available to the Administrative Agent in immediately available funds by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period commencing on the Borrowing Date until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrower. Nothing herein shall limit the rights of the Borrower against any such defaulting Lender.

                  (g) Unless the Administrative Agent shall have been notified in writing by the Borrower or Alternative Rate Lender prior to the date of any payment due to be made by the Borrower or Alternative Rate Lender hereunder that the Borrower or Alternative Rate Lender will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower or Alternative Rate Lender is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If and to the extent such payment is not made to the Administrative Agent by the Borrower or Alternative Rate Lender in immediately available funds, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower or Alternative Rate Lender. A certificate of the Administrative Agent submitted to the Borrower or Alternative Rate Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error.

                  (h) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Section 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable credit extension set forth in Section 5 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

                  (i) The obligations of the Lenders hereunder to make Loans and of the Revolving Lenders to fund participations in Letters of Credit are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

                  (i) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

                  2.18 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Letter of Credit Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.19 and changes in the rate of tax on the overall net income of such Lender);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (iii) shall impose on such Lender any other condition relating to funding of assets that would include Eurodollar Loans or the income or earnings in respect thereof (except for Non-Excluded Taxes covered by Section 2.19 and changes in the rate of tax on the overall net income of such Lender);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender reasonably deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

                  (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section, the Borrower shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.19 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent's or such Lender's having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or any Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph (a).

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (d) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8EC1, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a statement substantially in the form of Exhibit G and a Form W-8BEN, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

                  (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

                  2.20 Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.21 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.20.

                  2.22 Change of Lending Office. Each Lender agrees that, upon the Occurrence of any event giving rise to the operation of Section
2.18, 2.19(a) or 2.21 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Lending Office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.18, 2.19(a) or 2.21.

                  2.23 Replacement of Lenders under Certain Circumstances. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.18 or 2.19 at a time when the Required Lenders are not requesting reimbursement for substantially similar amounts or gives a notice of illegality pursuant to Section 2.21 or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.22 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.18 or 2.19 or to eliminate the illegality referred to in such notice of illegality given pursuant to Section 2.21, (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.20 (as though Section 2.20 were applicable) if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto (unless such Lender is a defaulting Lender described in clause (b) above, in which case no such amounts otherwise payable under this clause (v) shall be payable to such Lender), (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent and the Issuing Lender, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein),
(viii) the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.18 or 2.19, as the case may be, in respect of any period prior to the date on which such replacement shall be consummated, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

                  2.24 Defaulting Lenders. (a) In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to the Administrative Agent, the Issuing Lender or any of the other Lenders and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of the Issuing Lender or such other Lender and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to the Issuing Lender and the other Lenders, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent, the Issuing Lender and the other Lenders and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent, the Issuing Lender and the other Lenders, in the following order of priority:

                  (1) first, to the Administrative Agent for any Defaulted Amount then owing to the Administrative Agent; and

                  (2) second, to the Issuing Lender or any other Lenders for any Defaulted Amounts then owing to the Issuing Lender or any other Lenders, ratably in accordance with such respective Defaulted Amounts then owing to the Issuing Lender or such other Lenders.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) of this Section 2.24.

                  (b) In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Loan or a Defaulted Amount and (iii) the Borrower, the Administrative Agent, the Issuing Lender or any other Lender shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower, the Issuing Lender or such other Lender shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (b) shall be deposited by the Administrative Agent in an account with the Administrative Agent, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (b). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be the Administrative Agent's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (b). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Loans required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent, the Issuing Lender or any other Lender, as and when such Loans or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Loans and amounts required to be made or paid at such time, in the following order of priority:

                  (1) first, to the Administrative Agent for any amount then due and payable by such Defaulting Lender to the Administrative Agent hereunder;

                  (2) second, to the Issuing Lender or any other Lender for any amount then due and payable by such Defaulting Lender to the Issuing Lender or such other Lender hereunder, ratably in accordance with such respective amounts then due and payable to the Issuing Lender and such other Lenders; and

                  (3) third, to the Borrower for any Loan then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender shall be distributed by the Administrative Agent to such Lender and applied by such Lender to the Obligations owing to such Lender at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

                  (c) The rights and remedies against a Defaulting Lender under this Section 2.24 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Loan and that the Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Defaulted Amount.

                  2.25 Breakage Amount. Upon demand of the Alternative Rate Lender from time to time, the Borrower shall promptly compensate the Alternative Rate Lender for and hold the Alternative Rate Lender harmless from any Breakage Amount incurred by it as a result of any of the following, whether such events or failures are voluntary by the Borrower or are mandatory, involuntary or automatic occurrences pursuant to the terms of this Agreement or otherwise:

                  (a) any continuation, conversion, payment or prepayment of any Loan other than continuations to successive Interest Periods during the Alternative Rate Period applicable to any Loan effected in accordance with
Section 2.12(c); or

                  (b) any failure to consummate an Alternative Rate Agreement, or to borrow the Loan described in the Alternative Rate Agreement, on the date notified by Borrower; or

                  (c) any Loan as to which an Alternative Rate Agreement is in effect not being continued to successive Interest Periods of like duration during the applicable Alternative Rate Period; or

                  (d) the occurrence of any event or condition described in Sections 2.18, 2.19 or 2.21 which causes a change in, or suspension or termination of, the Original Rate otherwise applicable to any Loan subject to an Alternative Rate Agreement; or

                  (e) the occurrence of any Event of Default which shall not have been waived.

                          SECTION 3. LETTERS OF CREDIT

                  3.1 L/C Commitment. (a) Subject to the terms and conditions set forth herein, (A) the Issuing Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 3, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with Section 3.2 below, and (2) to honor drafts under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that the Issuing Lender shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (v) the Total Outstandings would exceed the Aggregate Commitments, (w) the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments, (x) the Available Revolving Credit Commitment of such Lender would be less than zero, (y) the Outstanding Amount of the L/C Obligations would exceed the L/C Commitment, or (z) any of the Commercial L/C Sublimit, Financial Standby L/C Sublimit or Performance Standby L/C Sublimit would be exceeded as a result of such L/C Credit Extension. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

                  (b) The Issuing Lender shall be under no obligation to issue any Letter of Credit if:

                           (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental

                                    Authority with jurisdiction over the Issuing
                                    Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it;

                           (ii) subject to Section 3.2(c), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Majority Revolving Credit Facility Lenders have approved such expiry date;

                           (iii) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the L/C Participants have approved such expiry date;

                           (iv) the issuance of such Letter of Credit would violate one or more policies of the Issuing Lender; or

                           (v) such Letter of Credit is in an initial amount less than $10,000, in the case of a commercial Letter of Credit, or $10,000, in the case of a standby Letter of Credit, or is to be denominated in a currency other than Dollars.

                  (c) The Issuing Lender shall be under no obligation to amend any Letter of Credit if (i) the Issuing Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (ii) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit

                  3.2 Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit. (a) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the Issuing Lender (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the Issuing Lender and the Administrative Agent not later than 11:00 A.M. at least two Business Days (or such later date and time as the Issuing Lender may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Issuing Lender:
(i) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (ii) the amount thereof; (iii) the expiry date thereof; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by such beneficiary in case of any drawing thereunder; (vi) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Lender may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Issuing Lender (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the Issuing Lender may require.

                  (b) Promptly after receipt of any Letter of Credit Application, the Issuing Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the Issuing Lender will provide the Administrative Agent with a copy thereof. Upon receipt by the Issuing Lender of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the Issuing Lender shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the Issuing Lender's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each L/C Participant shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a risk participation in such Letter of Credit in an amount equal to the product of such L/C Participant's Revolving Credit Percentage times the amount of such Letter of Credit.

                  (c) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Issuing Lender will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

                  3.3 Drawings and Reimbursements; Funding of Participations. (a) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Lender shall notify the Borrower and the Administrative Agent thereof. Not later than 2 p.m. on the date of any payment by the Issuing Lender under a Letter of Credit (or, if notice is given to the Borrower after 1 p.m. on such date, not later than 2 p.m. on the next Business Day; each such date, an "Honor Date"), the Borrower shall reimburse the Issuing Lender through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the Issuing Lender by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's Revolving Credit Percentage thereof. In such event, the Borrower shall be deemed to have requested Revolving Credit Loans in the form of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.5 for the principal amount of Base Rate Loans, but subject to the aggregate amount of Available Revolving Credit Commitments and the conditions set forth in Section 5.2. Any notice given by the Issuing Lender or the Administrative Agent pursuant to this Section 3.3(a) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (b) Each Revolving Credit Lender (including the Lender acting as Issuing Lender) shall upon any notice pursuant to Section 3.3(a) make funds available to the Administrative Agent for the account of the Issuing Lender at the Funding Office in an amount equal to its Revolving Credit Percentage of the Unreimbursed Amount not later than 1:00 P.M. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 3.3(c), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Issuing Lender.

                  (c) With respect to any Unreimbursed Amount that is not fully refinanced by Revolving Credit Loans in the form of Base Rate Loans because the conditions set forth in Section 5.2 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Lender an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender's payment to the Administrative Agent for the account of the Issuing Lender pursuant to Section 3.3(b) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this
Section 3.

                  (d) Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 3.3 to reimburse the Issuing Lender for any amount drawn under any Letter of Credit, interest in respect of such Lender's Revolving Credit Percentage of such amount shall be solely for the account of the Issuing Lender.

                  (e) Each Revolving Credit Lender's obligation to make Revolving Credit Loans or L/C Advances to reimburse the Issuing Lender for amounts drawn under Letters of Credit, as contemplated by this Section 3.3, shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, or (iii) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender's obligation to make Revolving Credit Loans pursuant to this Section 3.3 is subject to the conditions set forth in Section 5.2. No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender for the amount of any payment made by the Issuing Lender under any Letter of Credit, together with interest as provided herein.

                  (f) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Issuing Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this
Section 3.3 by the time specified in Section 3.3(b), the Issuing Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Issuing Lender at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. A certificate of the Issuing Lender submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (f) shall be conclusive absent manifest error.

                  3.4 Repayment of Participations. (a) At any time after the Issuing Lender has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender's L/C Advance in respect of such payment in accordance with Section 3.3, if the Administrative Agent receives for the account of the Issuing Lender any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral (as described in Section 3.7) applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Revolving Credit Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

                  (b) If any payment received by the Administrative Agent for the account of the Issuing Lender pursuant to Section 3.4(a) is required to be returned under any of the circumstances described in Section 10.7 (including pursuant to any settlement entered into by the Issuing Lender in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the Issuing Lender its Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

                  3.5 Obligations Absolute. The obligation of the Borrower to reimburse the Issuing Lender for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                  (a) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                  (b) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                  (c) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                  (d) any payment by the Issuing Lender under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

                  (e) any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guarantee and Collateral Agreement or any other guarantee, for all or any of the Obligations of the Borrower in respect of such Letter of Credit; or

                  (f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

                  The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will promptly notify the Issuing Lender. The Borrower shall be conclusively deemed to have waived any such claim against the Issuing Lender and its correspondents unless such notice is given as aforesaid.

                  3.6 Role of Issuing Lender. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Lender, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Lender shall be liable to any Lender for (a) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (b) any action taken or omitted in the absence of gross negligence or willful misconduct; or (c) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Lender, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Lender, shall be liable or responsible for any of the matters described in clauses (a) through (f) of Section 3.5; provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the Issuing Lender, and the Issuing Lender may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Issuing Lender's willful misconduct or gross negligence or the Issuing Lender's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

                  3.7 Cash Collateral. Upon the request of the Administrative Agent, (i) if the Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be). For purposes hereof, "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Lender and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Lender (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at Bank of America as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable law, to reimburse the Issuing Lender.

                  3.8 Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the Issuing Lender and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

                  3.9 Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Revolving Credit Percentage a fee for each Letter of Credit equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Credit Facility times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on each L/C Fee Payment Date, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Margin during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

                  3.10 Fronting Fee and Documentary and Processing Charges Payable to Issuing Lender. The Borrower shall pay to the Issuing Lender for its own account a fronting fee on the aggregate drawable amount of all outstanding Letters of Credit issued by it of 1/4 of 1% per annum, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay directly to the Issuing Lender for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Lender relating to Letters of Credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

                  3.11 Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

                    SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to each Agent and each Lender, as of the Closing Date and (except as to representations and warranties made as of a date certain) as of the date such representations and warranties are deemed to be made under Section 5.2(a) of this Agreement, that:

                  4.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at September 29, 2002 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, have been prepared giving effect (as if such events had occurred on such date) to (i) the Loans to be made and the Senior Subordinated Notes to be issued on the Closing Date and the use of proceeds thereof and (ii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Borrower and its consolidated Subsidiaries as at September 29, 2002, assuming that the events specified in the preceding sentence had actually occurred at such date.

                  (b) The unaudited pro forma statement of operations of the Borrower and its consolidated Subsidiaries as at December 30, 2001 (including the notes thereto) (the "Pro Forma Statement of Operations"), copies of which have heretofore been furnished to each Lender, have been prepared giving effect (as if such events had occurred on January 1, 2001) to (i) the Loans to be made and the Senior Subordinated Notes to be issued on the Closing Date and the use of proceeds thereof and (ii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Statement of Operations has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Borrower and its consolidated Subsidiaries as at December 30, 2001, assuming that the events specified in the preceding sentence had actually occurred at January 1, 2001.

                  (c) The audited consolidated balance sheets of the Borrower as at December 31, 1999, December 30, 2000 and December 30, 2001, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from (i) Arthur Andersen LLP, in the case of the financial statements for fiscal year 1999 and (ii) Deloitte & Touche, in the case of the financial statements for fiscal years 2000 and 2001, present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Borrower as at September 29, 2002, and the related unaudited consolidated statements of income and cash flows for the nine-month period ended on such date, present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). The financial statements for the fiscal years ended December
30, 2001 and December 30, 2000 set forth in the Borrower's Form 8-K filed with the SEC on December 2, 2002, present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such dates, and the consolidated results of its operations and its consolidated cash flows for the periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firms of accountants and disclosed therein). Other than as set forth in Schedule 4.1, the Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. Other than as set forth in Schedule 4.1, during the period from December 30, 2001 to and including the date hereof there has been no Disposition by the Borrower or any of its Subsidiaries of any material part of its business or Property.

                  4.2 No Change. Since September 29, 2002 there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

                  4.3 Corporate Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except, solely in the case of any Subsidiary that is not a Loan Party, to the extent that the failure to conform to the requirements of this clause could not reasonably be expected to have a Material Adverse Effect, (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, except, solely in the case of any Subsidiary that is not a Loan Party, to the extent that the failure to conform to the requirements of this clause could not reasonably be expected to have a Material Adverse Effect
(c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to conform to the requirements of this clause and the foregoing clause (c) could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  4.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required of any Loan Party in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 4.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any material Requirement of Law or any material Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any material Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents).

                  4.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

                  4.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  4.8 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has title in fee simple to, or a valid material leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material Property, and none of such material Property is subject to any Lien except as permitted by Section 7.3.

                  4.9 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any material Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of material Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect.

                  4.10 Taxes. Each of the Borrower and its Subsidiaries has filed or caused to be filed all Federal, material state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other material taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); and no material tax Lien has been filed other than a Lien permitted by Section 7.3.

                  4.11 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in Conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

                  4.12 Labor Matters. There are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

                  4.13 ERISA. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred that could reasonably be expected to have a Material Adverse Effect, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA that, in the aggregate, could reasonably be expected to have a Material Adverse Effect, if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent under circumstances that could reasonably be expected to have a Material Adverse Effect.

                  4.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

                  4.15    Subsidiaries. (a) The Subsidiaries listed on Schedule
4.15 constitute all the Subsidiaries of the Borrower at the date hereof.
Schedule 4.15 sets forth as of the Closing Date the name and jurisdiction of incorporation of each Subsidiary and, as to each Subsidiary, the percentage of each class of Capital Stock owned by each Loan Party.

                  (b) There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as disclosed on Schedule 4.15.

                  4.16 Use of Proceeds. The proceeds of the Tranche B Term Loans shall be used to repay a portion of the Existing Indebtedness, to pay related fees and expenses and for the general working capital needs of the Borrower and its Subsidiaries in the ordinary course of business. The proceeds of the Revolving Credit Loans and the Letters of Credit shall be used for the general working capital needs of the Borrower and its Subsidiaries in the ordinary course of business.

                  4.17 Environmental Matters. Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

                  (a) The Borrower and its Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and
(iv) reasonably believe that: each of their Environmental Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that may be required of any of them will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense.

                  (b) Materials of Environmental Concern are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by the Borrower or any of its Subsidiaries, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of the Borrower or any of its Subsidiaries under any applicable Environmental Law or otherwise result in costs to the Borrower or any of its Subsidiaries, or (ii) interfere with the Borrower's or any of its Subsidiaries' continued operations, or (iii) impair the fair saleable value of any real property owned or leased by the Borrower or any of its subsidiaries.

                  (c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which the Borrower or any of its Subsidiaries is, or to the knowledge of the Borrower or any of its Subsidiaries will be, named as a party that is pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened.

                  (d) Neither the Borrower nor any of its Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern.

                  (e) Neither the Borrower nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.

                  (f) Neither the Borrower nor any of its Subsidiaries has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Material of Environmental Concern.

                  4.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of the Borrower for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement) when taken together with the Borrower's SEC filings and Offering Memorandum listed in Schedule 4.18 , any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to the Borrower that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Agents and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents when taken together with the Borrower's SEC filings and Offering Memorandum listed in Schedule 4.18.

                  4.19 Security Documents. The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined therein) and proceeds thereof. When any stock certificates representing Pledged Stock (as defined in the Guarantee and Collateral Agreement) are delivered to the Administrative Agent, and when financing statements in appropriate form are filed in the offices specified on
Schedule 4.19(a)-1 (which financing statements have been duly completed and delivered to the Administrative Agent) and such other filings as are specified on Schedule 3 to the Guarantee and Collateral Agreement have been completed (all of which filings have been duly completed), the Guarantee and Collateral Agreement shall constitute, to the extent that a security interest may be perfected by filing such financing statements, a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3). Schedule 4.19(a)-2 lists each UCC financing statement that (i) names any Loan Party as debtor and (ii) will remain on file after the Closing Date. Schedule 4.19(a)-3 lists each UCC financing statement that (i) names any Loan Party as debtor and (ii) will be terminated on or prior to the Closing Date; and on or prior to the Closing Date, the Borrower will have delivered to the Administrative Agent, or caused to be filed, duly completed UCC termination statements, signed or otherwise authorized by the relevant secured party, in respect of each UCC financing statement listed in Schedule 4.19(a)-3.

                  4.20 Solvency. The Borrower is, and the Borrower and the Loan Parties taken as a whole are, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith and under the Senior Subordinated Notes will be and will continue to be, Solvent.

                  4.21 Senior Indebtedness. The Obligations constitute "Senior Indebtedness" of the Borrower under and as defined in the Senior Subordinated Note Indenture. The obligations of each Subsidiary Guarantor under the Guarantee and Collateral Agreement constitute "Senior Guarantor Indebtedness" of such Subsidiary Guarantor under and as defined in the Senior Subordinated Note Indenture.

                        SECTION 5. CONDITIONS PRECEDENT

                  5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it hereunder is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

                  (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of the Borrower and each Subsidiary Guarantor and (iii) the Escrow Agreement, executed and delivered by a duly authorized officer of the Borrower and each other party thereto.

                  (b) Senior Subordinated Notes. The Borrower shall have received at least $297,500,000 in gross cash proceeds from the issuance of the Senior Subordinated Notes on terms and conditions reasonably satisfactory to the Arranger.

                  (c) Pro Forma Balance Sheet; Pro Forma Statement of Operations; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) the Pro Forma Statement of Operations, and (iii) the audited and unaudited consolidated financial statements of the Borrower described in Section 4.1; and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Borrower and its consolidated Subsidiaries, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

                  (d) Approvals. All material governmental and third party approvals necessary in connection with the continuing operations of the Borrower and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect.

                  (e) Related Agreements. The Administrative Agent shall have received (in a form reasonably satisfactory to the Administrative Agent), true and correct copies, certified as to authenticity by the Borrower, of (i) the Senior Subordinated Note Indenture and (ii) such other documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which any of the Loan Parties may be a party.

                  (f) Repayment of Existing Credit Facilities; Termination of Synthetic Lease. The Administrative Agent shall have received (i) evidence satisfactory to the Administrative Agent that the Existing Credit Facilities and the Synthetic Lease shall be simultaneously terminated and all amounts thereunder shall be simultaneously paid in full, and (ii) forms of all UCC-3 financing statements to be filed in connection with the termination of the Synthetic Lease. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

                  (g) Fees. The Lenders, the Agents and the Arranger shall have received all fees required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Agents), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

                  (h) Business Plan. The Lenders shall have received a reasonably satisfactory business plan for fiscal years 2002-2008 and a reasonably satisfactory written analysis of the business and prospects of the Borrower and its Subsidiaries for the period from the Closing Date through the 2008 fiscal year end.

                  (i) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions in which UCC financing statement or other filings or recordations should be made to evidence or perfect security interests in the Collateral, and such search shall reveal no liens on any of the Collateral, except for Liens permitted by Section 7.3, or as to which UCC termination statements corresponding to the UCC financing statements listed on Schedule 4.19(a)-3 have been delivered to the Administrative Agent, on or before the Closing Date.

                  (j) Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

                  (k) Legal Opinions. The Administrative Agent shall have received the executed legal opinions of Hale and Dorr LLP, counsel to the Borrower and its Subsidiaries and Terrance L. Carlson, general counsel of the Borrower and its Subsidiaries. Each such legal opinion shall cover the matters described in Exhibit E and such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                  (l) Pledged Stock; Stock Powers: Acknowledgment and Consent. The Administrative Agent shall have received (i) the certificates representing the shares of Capital

Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) an Acknowledgment and Consent, substantially in the form of Annex II to the Guarantee and Collateral Agreement, duly executed by any issuer of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement that is not itself a party to the Guarantee and Collateral Agreement.

                  (m) Filings, Registrations and Recordings. Each document (including, without limitation, any UCC financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall have been filed, registered or recorded or shall have been delivered to the Administrative Agent in proper form for filing, registration or recordation.

                  (n) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.2 of the Guarantee and Collateral Agreement.

                  (o) Consolidated EBITDA. Consolidated EBITDA of the Borrower for the twelve-month period ended September 29, 2002 shall be equal to at least $174.5 million on a pro forma basis from planned continuing operations, the calculation of which is set forth on Schedule 1.1A.

                  (p) Consolidated Leverage Ratio. The Arranger shall have received satisfactory evidence that the Consolidated Leverage Ratio (determined on a pro forma basis as if the repayment of the Existing Indebtedness, the incurrence of the Loans to be made on the Closing Date and the issuance of the Senior Subordinated Notes on the Closing Date had occurred on October 1, 2001) on September 29, 2002 did not exceed 3.6:1.00.

                  (q) Corporate Rating. The Borrower's long-term corporate rating shall be rated at least Ba2 by Moody's and at least BB by S&P, and, if such rating is at such level, the Borrower shall have received a "stable" outlook from each rating agency.

                  (r) Borrowing Notice. The Administrative Agent shall have received an initial Borrowing Notice.

                  5.2 Conditions to Each Extension of Credit, Continuation and Conversion. The agreement of each Lender to make any extension of credit requested to be made by it hereunder on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date, except where such representation and warranty is expressly made as of a specific earlier date, in which case such representation and warranty shall be true as of any such earlier date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

                  (c) Borrowing Notice. The Administrative Agent and, if applicable, the Issuing Lender, shall have received a Borrowing Notice in accordance with the requirements hereof. For greater certainty, such Borrowing Notice shall acknowledge compliance by the Borrower and its Subsidiaries with
Section 7.1 and, upon the request of the Administrative Agent, the Borrower and its Subsidiaries shall demonstrate such compliance in a manner reasonably satisfactory to the Administrative Agent.

                  Each borrowing by and issuance, renewal or extension of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

                        SECTION 6. AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, the Borrower shall and shall cause each of its Subsidiaries to:

                  6.1 Financial Statements. Furnish to the Administrative Agent (who shall promptly furnish a copy (which may be an electronic copy) to each Lender):

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower (or if earlier, on such date required to be filed with the SEC), a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche or other independent certified public accountants of nationally recognized standing; and

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower (or, if earlier, on such date required to be filed with the SEC), the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  6.2 Certificates; Other Information. Furnish to the Administrative Agent (who shall promptly furnish a copy to each Lender) or, in the case of clause (k), to the relevant Lender:

                  (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default caused by the failure to comply with the covenants set forth in Sections 7.1 and 7.7, except as specified in such certificate (it being understood that such certificate shall be limited to the items that independent certified public accountants are permitted to cover in such certificates pursuant to their professional standards and customs of the profession);

                  (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and (iii) any UCC financing statements or other filings specified in such Compliance Certificate as being required to be delivered therewith;

                  (c) as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for each fiscal quarter of the following fiscal year, (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on estimates, information and assumptions believed by such Responsible Officer to be reasonable and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

                  (d) no later than 10 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Senior Subordinated Note Indenture;

                  (e) within five days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC;

                  (f) promptly after any request by the Administrative Agent or any Lender, copies of any general purpose reports (as defined by GAAP) on the financial statements of any Loan Party issued by independent accountants;

                  (g) as soon as available and in any event within 30 days after the end of each fiscal year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably specify;

                  (h) promptly and in any event within five Business Days after receipt thereof by any Loan Party or any of its Subsidiaries, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any of its Subsidiaries;

                  (i) promptly upon receipt thereof, copies of all material notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any material instrument, indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding any such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request;

                  (j) promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect; and

                  (k) promptly, such additional financial and other information as the Syndication Agent, the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably request.

                  6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except (a) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be or
(b) where failure to comply with the provisions of this Section 6.3 with respect to Indebtedness would not constitute an Event of Default under Section 8(e).

                  6.4 Conduct of Business and Maintenance of Existence, etc. (a) (i) Preserve, renew and keep in full force and effect the corporate or other existence of the Borrower and each Material Subsidiary and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of the business of the Borrower and each Material Subsidiary, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  6.5 Maintenance of Property; Insurance. (a) Keep all Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

                  6.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants; provided, that the Lenders will conduct such requests for visits and inspections through the Administrative Agent such that, in the absence of an Event of Default, there shall be no more than two such visits and inspections per year.

                  6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

                  (a)      the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $5,000,000 or more and not covered by insurance or reserved against or in which material injunctive or similar relief is sought;

                  (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan;

                  (e) any Lien (other than Liens permitted under the Credit Agreement) on any of the Collateral which would materially adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder;

                  (f) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created under the Security Documents;

                  (g) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

                  6.8 Environmental Laws. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except, in each case, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except, in each case, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  6.9 Interest Rate Protection. In the case of the Borrower, within 60 days after the Closing Date, enter into Hedge Agreements to the extent necessary to provide that at least 50% of the aggregate principal amount of the Hedging Amount is subject to either a fixed interest rate or interest rate protection for a period of not less than two years, which Hedge Agreements shall have terms and conditions reasonably satisfactory to the Administrative Agent.

                  6.10     Additional Collateral, etc.

                  (a) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), by the Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (other than any such Subsidiary which is a Permitted Joint Venture Entity or is a party to a receivables facility permitted under this Agreement) (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including, without limitation, the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent, and (iv) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (b) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than any Excluded Foreign Subsidiaries), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or any of its Subsidiaries (other than any Excluded Foreign Subsidiaries), (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Excluded Foreign Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Lien of the Administrative Agent thereon, and (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  6.11 Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Administrative Agent may reasonably request for the purposes of (a) implementing or effectuating the provisions of this Agreement and the other Loan Documents, (b) more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Borrower or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto or (c) obtaining a perfected security interest in any Capital Stock to the extent that the perfection of such security interest is governed by the laws of a jurisdiction outside the United States if the Administrative Agent determines that the cost of obtaining such security interest would not be disproportionate to the value of such security interest to the Lenders. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from the Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

                  6.12 Purchase of Convertible Debentures. Use amounts held in the Escrow Account to purchase or otherwise satisfy its repurchase obligations with respect to any Convertible Debentures outstanding as of August 7, 2003 on or prior to such date.

                          SECTION 7. NEGATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                  7.1      Financial Condition Covenants.

                  (a) Consolidated Leverage Ratio. Permit at any time the Consolidated Leverage Ratio to exceed the ratio set forth opposite the applicable period below:

                                                            Consolidated
              Period                                       Leverage Ratio
              ------                                       --------------
           March 30, 2003                                   4.00 : 1.00
    March 31, 2003 - June 29, 2003                          3.80 : 1.00
  June 30, 2003 - September 28, 2003                        3.65 : 1.00
September 29, 2003 - December 28, 2003                      3.60 : 1.00
  December 29, 2003 - January 2, 2005                       3.50 : 1.00
  January 3, 2005 - January 1, 2006                         3.25 : 1.00
 January 2, 2006 - December 31, 2006                        2.75 : 1.00
   January 1, 2007 and thereafter                           2.50 : 1.00

                  (b) Consolidated Senior Leverage Ratio. Permit at any time the Consolidated Senior Leverage Ratio to exceed the ratio set forth opposite the applicable period below:

                                                     Consolidated
          Period                                 Senior Leverage Ratio
          ------                                 ---------------------
       March 30, 2003                                 2.30 : 1.00
 March 31, 2003 - June 29, 2003                       2.20 : 1.00
June 30, 2003 - December 28, 2003                     2.00 : 1.00
December 29, 2003 and thereafter                      1.75 : 1.00

                  (c) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending during any period set forth below to be less than the ratio set forth opposite such period below:

                                                          Consolidated
            Period                                   Interest Coverage Ratio
            ------                                   -----------------------
 March 30, 2003 - December 28, 2003                        3.55 : 1.00
December 29, 2003 - January 2, 2005                        3.70 : 1.00
 January 3, 2005 - January 1, 2006                         4.00 : 1.00
  January 2, 2006 and thereafter                           4.25 : 1.00

                  (d) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending during any period set forth below to be less than the ratio set forth opposite such period below:

                                                    Consolidated
            Period                           Fixed Charge Coverage Ratio
            ------                           ---------------------------
  March 30, 2003 - January 2, 2005                      1.125 : 1.00
January 3, 2005 - December 31, 2006                      1.25 : 1.00
  January 1, 2007 and thereafter                         1.50 : 1.00

                  (e) Consolidated Net Worth. Permit the Consolidated Net Worth on the last day of any fiscal quarter of the Borrower to be less than the sum of (i) $900,000,000 plus (ii) 50% of Consolidated Net Income for each full fiscal quarter ended subsequent to the Closing Date and prior to the date of such determination in which Consolidated Net Income is a positive number plus
(iii) 50% of all Net Cash Proceeds received by the Borrower and its Subsidiaries from any issuance of Capital Stock subsequent to the Closing Date and prior to the date of such determination.

                  (f) Consolidated EBITDA. Permit the Consolidated EBITDA for the fiscal quarter ending December 29, 2002 to be less than $45,000,000.

                  7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of any Loan Party pursuant to any Loan Document;

                  (b) (i) Indebtedness of the Borrower to any Subsidiary and of any Wholly Owned Subsidiary Guarantor to the Borrower or any other Subsidiary, (ii) Indebtedness of any Subsidiary to any Non-Guarantor Subsidiary, and (iii) Indebtedness of any Non-Guarantor Subsidiary to the Borrower or any Subsidiary Guarantor to the extent permitted by Section 7.8(g);

                  (c) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding;

                  (d) (i) Indebtedness outstanding on the date hereof (including the Existing Letters of Credit) and listed on Schedule 7.2(d) and
(ii) any refinancings, refundings, renewals, replacements or extensions thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof);

                  (e) Guarantee Obligations made in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of the Borrower or any Subsidiary Guarantor;

                  (f) (i) Indebtedness of the Borrower in respect of the Senior Subordinated Notes in an aggregate principal amount not to exceed $300,000,000, (ii) Guarantee Obligations of any Subsidiary Guarantor in respect of Indebtedness incurred pursuant to clause (i) or (iii) hereof; provided that such Guarantee Obligations are subordinated to the obligations of such Subsidiary Guarantor under the Guarantee and Collateral Agreement to the same extent as the obligations of the Borrower in respect of the Senior Subordinated Notes or such other Subordinated Debt are subordinated to the Obligations and
(iii) other Subordinated Debt of the Borrower in an amount not to exceed $315,000,000 at any time outstanding;

                  (g) (i) Indebtedness under any synthetic lease transaction to be entered into by the Borrower or any Subsidiary Guarantor, in an aggregate amount not exceeding $30,000,000 at any time outstanding, (ii) Indebtedness under the Receivables Facility and (iii) Indebtedness under any other receivables facility in an aggregate amount, together with Indebtedness incurred pursuant to clause (ii) hereof, not exceeding $100,000,000 at any time outstanding; provided that the aggregate amount of Indebtedness incurred pursuant to any domestic receivables facility (whether incurred pursuant to clause (ii) or clause (iii) or a combination thereof) shall not exceed $75,000,000 at any time outstanding;

                  (h) Indebtedness of Non-Guarantor Subsidiaries in respect of letters of credit in an aggregate amount not exceeding $10,000,000 at any time outstanding;

                  (i) Guarantee Obligations of any Non-Guarantor Subsidiary in respect of Indebtedness of any other Non-Guarantor Subsidiary;

                  (j) Guarantee Obligations of the Borrower or any Subsidiary Guarantor in respect of Indebtedness of any Non-Guarantor Subsidiary to the extent permitted by Section 7.8(g);

                  (k) Indebtedness of Non-Guarantor Subsidiaries to Persons other than the Borrower or any other Subsidiary in an aggregate principal amount not exceeding $30,000,000 at any time outstanding;

                  (1) Indebtedness under Hedge Agreements to the extent permitted pursuant to Section 7.16; and

                  (m) additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $30,000,000 at any one time outstanding.

                  7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, including deposits securing reimbursement obligations under letters of credit that do not constitute Indebtedness;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (f)      Liens in existence on the date hereof listed on
Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d)(i), and Liens created after the date hereof on assets subject to such Liens on the date hereof and securing Indebtedness permitted by Section 7.2(d)(ii), provided that no such Lien is spread to cover any additional Property after the date hereof and that the amount of Indebtedness secured thereby is not increased;

                  (g) Liens securing Indebtedness of the Borrower or any other Subsidiary incurred pursuant to Section 7.2(c) to finance the acquisition of fixed or capital assets and Liens on such fixed or capital assets securing any refinancing or replacement of such Indebtedness, provided that (i) such Liens (other than those securing any such refinancing or replacement Indebtedness) shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

                  (h)      Liens created pursuant to the Security Documents;

                  (i) (i) Liens on assets subject to a synthetic lease transaction permitted pursuant to Section 7.2(g)(i) securing obligations of the Borrower and its Subsidiaries in respect of such synthetic lease, (ii) Liens on assets subject to the Receivables Facility securing obligations of the Borrower and its Subsidiaries in respect of the Receivables Facility, and (iii) Liens on assets subject to any other receivables facility permitted pursuant to Section 7.2(g)(iii) securing obligations of the Borrower and its Subsidiaries in respect of such receivables facility;

                  (j) Liens on assets of a Non-Guarantor Subsidiary securing (i) the Indebtedness of such Non-Guarantor Subsidiary or (ii) obligations of such Non-Guarantor Subsidiary in respect of letters of credit issued for the account of such Non-Guarantor Subsidiary in the ordinary course of its business in an aggregate amount not to exceed $10,000,000;

                  (k) Liens on assets of any entity acquired by the Borrower or any of its Subsidiaries in a transaction permitted under this Agreement; provided that such Liens are in existence on the date of such acquisition and are not created in anticipation thereof; and

                  (1) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased.

                  7.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:

                  (a) any Subsidiary of the Borrower (other than the Receivables Subsidiary) may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Subsidiary Guarantor (provided that (i) the Subsidiary Guarantor shall be the continuing or surviving corporation or (ii) simultaneously with such transaction, the continuing or surviving corporation shall become a Subsidiary Guarantor and the Borrower shall comply with Section
6.10 in connection therewith);

                  (b) any Subsidiary of the Borrower (other than the Receivables Subsidiary) may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary Guarantor;

                  (c) any Non-Guarantor Subsidiary may merge with any other Non-Guarantor Subsidiary, and may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any other Subsidiary; and

                  (d) the Borrower may Dispose of Fluid Sciences (which is a reporting segment of the Borrower on the date hereof), as permitted by Section 7.5(e).

                  For the avoidance of doubt, the Receivables Subsidiary may not merge with, or Dispose of any or all of its assets to, any other Person, other than (i) Dispositions permitted under Section 7.5(f) or (ii) in connection with the termination of any receivables facility when no Event of Default has occurred and is continuing.

                  7.5 Limitation on Disposition of Property. Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

                  (a) the Disposition of obsolete or worn out property in the ordinary course of business;

                  (b) the sale of inventory in the ordinary course of business and the Disposition of Cash Equivalents in the ordinary course of business;

                  (c) Dispositions permitted by Section 7.4(b), 7.4(c) and 7.8(g)(iii);

                  (d) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Subsidiary Guarantor;

                  (e) the Disposition of Fluid Sciences (which is a reporting segment of the Borrower on the date hereof), for the fair market value thereof; provided, that at least 75% of the consideration for such Disposition shall be in the form of cash;

                  (f) the Disposition of accounts receivable pursuant to the Receivables Facility and any other receivables facility permitted by Section 7.2(g)(iii);

                  (g) the Disposition by the Borrower or any Subsidiary Guarantor of assets to Non-Guarantor Subsidiaries, for cash consideration equal to the fair market value of the assets so Disposed of, in an aggregate amount not exceeding $50,000,000 while this Agreement is in effect; provided that any amount received by the Borrower or any Subsidiary Guarantor in excess of an aggregate amount of $25,000,000 shall be deemed to be proceeds received from an Asset Sale (without being subject to the $5,000,000 threshold level) and shall be applied toward prepayment of the Loans to the extent required by Section 2.11(b);

                  (h) the licensing of Intellectual Property by the Borrower or any Subsidiary Guarantor to any Non-Guarantor Subsidiary on arm's length terms;

                  (i) the Disposition of other assets having a fair market value not to exceed $5,000,000 in the aggregate for any fiscal year of the Borrower; provided that at least 75% of the consideration for each such Disposition shall be in the form of cash; and

                  (j) any Recovery Event, provided, that the requirements of Section 2.12(b) are complied with in connection therewith.

                  7.6 Limitation on Restricted Payments. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary, or enter into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives Counterparty") obligating the Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock (collectively, "Restricted Payments"), except that:

                  (a) any Subsidiary may make Restricted Payments to the Borrower, any Subsidiary Guarantor or any Subsidiary that is a shareholder of the Subsidiary making such Restricted Payment;

                  (b) the Borrower may make Restricted Payments in the form of common stock of the Borrower;

                  (c) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower or any of its Subsidiaries may make any such Restricted Payment, provided, that (i) the aggregate amount of payments under this paragraph (c) subsequent to the date hereof shall not exceed $0.07 per share of the Borrower's common stock in any fiscal quarter (providing for any shares issued upon the exercise of any options) and in no event shall exceed $10,000,000 in any fiscal quarter and (ii) for any Restricted Payment made during the fiscal quarter ending September 30, 2003 and thereafter, the ratio of
(A) (1) Consolidated Total Debt on the date of the declaration of such payment plus (2) the amount of the Restricted Payment proposed to be made to (B) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the declaration of such payment, shall not exceed (x) 4.00:1.00, with respect to any Restricted Payment declared after March 31, 2003 and prior to January 1, 2004 and (y) 3.50:1.00, with respect to any Restricted Payment declared thereafter; provided further that, notwithstanding the foregoing proviso, if at any time after January 1, 2004, the ratio described in clause (ii) of the foregoing proviso is less than 2.50:1.00, the Borrower may declare and pay dividends in respect of its common stock in any fiscal quarter in an amount not exceeding $0.07 per share of common stock for so long as such ratio remains less than 2.50:1.00 (such $0.07 per share amount to be adjusted in the event of any stock split or other event of a similar nature); and

                  (d) the Borrower may purchase the Borrower's common stock or common stock options from present or former officers or employers of the Borrower or any Subsidiary upon the death, disability of termination of employment of such officer or employer, provided, that the aggregate amount of payments under this paragraph subsequent to the date hereof (net of any proceeds received by the Borrower subsequent to the date hereof in connection with resales of any common stock or common stock options so purchased) shall not exceed $2,000,000 in any fiscal year.

                  7.7 Limitation on Capital Expenditures. Make or commit to make any Capital Expenditure, except (a) Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding $50,000,000 in any fiscal year; provided, that (i) up to $10,000,000 of any such amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (ii) Capital Expenditures made pursuant to this clause (a) during any fiscal year shall be deemed made, first, in respect of amounts carried over from the prior fiscal year pursuant to subclause (i) above and second, in respect of amounts permitted for such fiscal year as provided above and (b) Capital Expenditures made with the proceeds of any Reinvestment Deferred Amount.

                  7.8 Limitation on Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, "Investments"), except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b)      Investments in Cash Equivalents;

                  (c) Investments arising in connection with the incurrence of Indebtedness permitted by Section 7.2(b) and (e);

                  (d) loans and advances to employees of the Borrower or any of its Subsidiaries in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for the Borrower and its Subsidiaries not to exceed $2,000,000 at any one time outstanding;

                  (e) Investments in assets (other than inventory) useful in the Borrower's business made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

                  (f) Investments (other than those relating to the incurrence of Indebtedness permitted by Section 7.8(c)) by the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to such Investment, is a Subsidiary Guarantor;

                  (g) (i) Investments by the Borrower or any Subsidiary Guarantor in any Non- Guarantor Subsidiary, pursuant to Sections 7.2(b)(iii) and 7.2(j), in an aggregate amount not exceeding $25,000,000 net of the amount of any return on Investments from such Non-Guarantor Subsidiaries while this Agreement is in effect, (ii) Investments by Non-Guarantor Subsidiaries (A) permitted by Sections 7.2(b), 7.2(i), 7.5(c) and 7.5(g) and (B) in other Non-Guarantor Subsidiaries and (iii) any Investment in a Subsidiary consisting of the transfer to such Subsidiary of the Capital Stock or assets of a Non-Guarantor Subsidiary;

                  (h) Investments received as consideration for Dispositions as permitted by Sections 7.5(e) or 7.5(i);

                  (i) Investments in Permitted Acquisitions in an aggregate amount not exceeding $75,000,000 while this Agreement is in effect;

                  (j) Investments in Permitted Joint Venture Entities in an aggregate amount not exceeding $25,000,000 while this Agreement is in effect; and

                  (k) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $10,000,000 during the term of this Agreement.

                  7.9 Limitation on Optional Payments and Modifications of Debt Instruments, etc. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, the Subordinated Debt, or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance, or enter into any derivative or other transaction with any Derivatives Counterparty obligating the Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of the Subordinated Debt, (b) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Subordinated Debt (other than any such amendment, modification, waiver or other change which (i) would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or extend the date for payment of interest thereon or relax any covenant or other restriction applicable to the Borrower or any of its Subsidiaries and (ii) does not involve the payment of a material consent fee),
(c) designate any Indebtedness (other than the Obligations) as "Designated Senior Indebtedness" for the purposes of the Senior Subordinated Note Indenture or (d) amend its certificate of incorporation in any manner determined by the Administrative Agent to be adverse to the Lenders; provided that notwithstanding anything to the contrary set forth herein, the Borrower shall be permitted to consummate the redemption of the Convertible Debentures and the EG&G Notes.

                  7.10 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Wholly Owned Subsidiary Guarantor) unless such transaction is
(a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the Borrower or such Subsidiary, as the case may be (except that transactions specifically permitted by exceptions set forth in the other Sections of this Section 7 shall not be required to be in the ordinary course of business), and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

                  7.11 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

                  7.12 Limitation on Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than the last Sunday of each calendar year or change the Borrower's method of determining fiscal quarters; provided, that the Borrower may change its fiscal year and fiscal quarters to end on the last day of calendar years and calendar quarters, respectively, and if the Borrower makes such change it will give notice thereof to the Administrative Agent, and concurrently with the effectiveness of such change, any date set forth in this Agreement that corresponds to the last day of any fiscal period (determined in the manner in which fiscal periods are determined by the Borrower on the date hereof) will automatically be deemed amended to be the last day of the calendar quarter or calendar year ending nearest to such date.

                  7.13 Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any Subsidiary Guarantor, its obligations under the Guarantee and Collateral Agreement, other than (a) this Agreement and the other Loan Documents, (b) the Senior Subordinated Note Indenture, (c) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (d) restrictions in instruments governing Indebtedness of any Non-Guarantor Subsidiary limiting Liens on assets of such Non-Guarantor Subsidiary and (e) restrictions in the Receivables Facility and similar restrictions in any receivables facility permitted by Section 7.2(g)(iii).

                  7.14 Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary, (b) make Investments in the Borrower or any other Subsidiary or (c) transfer any of its assets to the Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary and (iii) any restrictions in the Senior Subordinated Note Indenture or in any instrument governing Indebtedness of any Non-Guarantor Subsidiary permitted under Section 7.2.

                  7.15 Limitation with respect to Dormant Subsidiaries. Make any Investment in any Dormant Subsidiary listed in Schedule 1.1B, or permit any Dormant Subsidiary to engage in any business operations.

                  7.16 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

                  7.17 Limitation on Hedge Agreements. Enter into any Hedge Agreement other than Hedge Agreements entered into in the ordinary course of business, and not for speculative purposes, to protect against changes in interest rates, commodity prices or foreign exchange rates.

                          SECTION 8. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest (including interest payable by the Borrower at the Alternative Rate) on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

                  (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or

                  (c) Any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Borrower only), Section 6.7(a) or Section 7, or in Section 5 of the Guarantee and Collateral Agreement; or

                  (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

                  (e) (1) The Borrower or any of its Material Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans and Reimbursement Obligations) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that (A) a default, event or condition described in clause
(i), (ii) or (iii) of the foregoing clause (1) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and
(iii) of the foregoing clause (1) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds $5,000,000 in the aggregate for the Borrower and its Subsidiaries and (B) a termination event (or other similar event) under the Receivables Facility resulting solely from a decline in the ratings of the Borrower or its Subsidiaries shall not constitute an Event of Default; or (2) any event described in the foregoing clause (1) that constitutes an Event of

Default with respect to any Material Subsidiary shall occur with respect to Subsidiaries constituting Aggregate Material Subsidiaries; or

                  (f) (1) (i) The Borrower or any of its Material Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Material Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Material Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above in this clause (1) that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Material Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action authorizing, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above in this clause (1); or (v) the Borrower or any of its Material Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (2) any event or circumstance described in the foregoing clause (1) that constitutes an Event of Default with respect to any Material Subsidiary shall occur or exist with respect to Subsidiaries constituting Aggregate Material Subsidiaries; or

                  (g) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders shall be likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving for the Borrower and its Subsidiaries taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $15,000,000 or more, and all such judgments or decrees shall not have been satisfied, vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (i) Any of the Security Documents shall cease, for any reason (other than by reason of the express release thereof pursuant to Section lO.15), to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                  (j) The guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.15), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

                  (k)      Any Change of Control shall occur; or

                  (1) The Senior Subordinated Notes or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiary Guarantors under the Guarantee and Collateral Agreement, as the case may be, as provided in the Senior Subordinated Note Indenture, or any Loan Party, any Affiliate of any Loan Party, shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. In the case of all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other Obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).

At any time following the occurrence of any Event of Default, the Alternative Rate Lender may, in its sole discretion, by notice to the Borrower and the Administrative Agent, terminate the Alternative Rate Agreement and cause the Alternative Rate applicable to any Loan or any portion thereof to revert to the Original Rate or, if applicable, the Default Rate, for such Loan (and, for the avoidance of doubt, interest on any unpaid Alternative Rate Loan after the last Interest Payment Date to occur prior to the Event of Default shall accrue at the Original Rate); provided, however, that Borrower shall nonetheless owe the Alternative Rate Lender the Breakage Amount, if any.

                              SECTION 9. THE AGENTS

                  9.1 Appointment and Authorization of Administrative Agent. (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

                  (b) The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Issuing Lender shall have all of the benefits and immunities
(i) provided to the Administrative Agent in this Section 9 with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in this Section 9 and in the definition of "Agent-Related Person" included the Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Issuing Lender.

                  (c) The Administrative Agent shall also act as the "collateral agent" under the Loan Documents, and each of the Lenders (in its capacities as a Lender and Issuing Lender (if applicable)) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the

Administrative Agent, as "collateral agent" (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.2 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Section 9 (including, without limitation, Section 9.7, as though such co-agents, sub-agents and attorneys-in-fact were the "collateral agent" under the Loan Documents) as if set forth in full herein with respect thereto.

                  9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents or of exercising any rights and remedies thereunder at the direction of the Administrative Agent) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

                  9.3 Liabilitv of Administrative Agent. No Agent-Related Person shall (a) be liable to any Lender for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Security Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

                  9.4 Reliance bv Administrative Agent. (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

                  (b) For purposes of determining compliance with the conditions specified in Section 5.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

                  9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Section 8; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

                  9.6 Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

                  9.7 Indemnification of Administrative Agent, etc. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, further, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this
Section 9.7 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including, without limitation, fees and disbursements of counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

                  9.8 Administrative Agent in Its Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent, the Alternative Rate Lender or the Issuing Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, Alternative Rate Lender or the Issuing Lender, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

                  9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as Issuing Lender, and may, at the option of Bank of America, also constitute its resignation as Alternative Rate Lender. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, Issuing Lender and, if applicable, Alternative Rate Lender, and the respective terms "Administrative Agent", "Issuing Lender" and, if applicable, "Alternative Rate Lender" shall mean such successor administrative agent, Issuing Lender and, if applicable, Alternative Rate Lender and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring Issuing Lender's and, if applicable, Alternative Rate Lender's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring Issuing Lender or, if applicable, Alternative Rate Lender or any other Lender, other than (i) the obligation of the successor Issuing Lender to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession and (ii) the obligation of the successor Alternative Rate Lender to enter into Alternative Rate Agreements with the Borrower in substitution for the Alternative Rate Agreements, if any, existing at the time of such succession. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Documents, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation hereunder as Administrative Agent, the provisions of this Section 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                  9.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

                  (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.8, 3.9, 3.10 and 10.5) allowed in such judicial proceeding; and

                  (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.8 and 10.5.

                  Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

                  9.11 Collateral and Guarantee Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

                  (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations not yet accrued and payable) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.1, if approved, authorized or ratified in writing by the Required Lenders; and

                  (b) to release any Subsidiary Guarantor from its obligations under the Guarantee and Collateral Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

                  Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Guarantee and Collateral Agreement pursuant to this Section 9.11. In each case as specified in this
Section 9.11, the Administrative Agent will, at the Borrower's expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents, or to release such Subsidiary Guarantor from its obligations under the Guarantee and Collateral Agreement, in each case in accordance with the terms of the Loan Documents and this Section 9.11.

                  9.12 Other Agents and Arrangers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent",

"documentation agent" or "arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                            SECTION 10. MISCELLANEOUS

                  10.1 Amendments and Waivers. Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Agents and each Loan Party party to the relevant Loan Document may, from time to time, with the written acknowledgement of the Administrative Agent (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

                  (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligation, extend the scheduled date of any amortization payment in respect of any Tranche B Term Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, increase the amount or extend the expiration date of any Commitment of any Lender, or require the permanent reduction of the Revolving Credit Facility at any time when all or a portion of the Tranche B Term Loan Facility remains in effect, in each case without the prior written consent of each Lender directly affected thereby;

                  (ii) amend, modify or waive any provision of this Section or reduce any percentage specified in the definition of Required Lenders or Required Prepayment Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under the Guarantee and Collateral Agreement, in each case without the prior written consent of all Lenders;

                  (iii) amend, modify or waive any condition precedent to any extension of credit under the Revolving Credit Facility set forth in Section 5.2 (including, without limitation, the waiver of an existing Default or Event of Default required to be waived in order for such extension of credit to be made) or amend, waive or consent to the shortening of the maturity or any payment scheduled under Section 2.3 without the prior written consent of the Majority Revolving Credit Facility Lenders;

                  (iv) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the prior written consent of all Lenders under such Facility;

                  (v) affect adversely the interests, rights or obligations of the Lenders under any Facility in a manner substantially different from the effect of such amendment, waiver or consent on any other Facility without the prior written consent of the Majority Facility Lenders under such adversely affected Facility;

                  (vi) amend, modify or waive any provision of Section 9 without the prior written consent of any Agent directly affected thereby;

                  (vii) amend, modify or waive any provision of Section 2.17 without the prior written consent of each Lender directly affected thereby;

                  (viii) amend, modify or waive any provision of Section 3 without the prior written consent of each Issuing Lender;

                  (ix) impose any greater restriction on the ability of any Lender to assign any of its rights or obligations hereunder without the prior written consent of: (i) in the case of Revolving Credit Commitments and Revolving Credit Loans, the Majority Revolving Credit Facility Lenders and (ii) in the case of Tranche B Term Loans, the Majority Facility Lenders under the Tranche B Term Facility. For purposes of this clause, the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations shall be deemed to be held by such Lender;

                  (x) except as provided in clause (xi) below, affect the rights or duties of the Alternative Rate Lender under this Agreement or any other Loan Document unless in writing and signed by the Alternative Rate Lender and the Required Lenders or each directly-affected Lender, as the case may be;

                  (xi) amend, modify or waive any provision of any Alternative Rate Agreement (including the Alternative Rate payable by the Borrower thereunder) and Section
                           2.25 may be amended, or rights or privileges thereunder waived, in a writing executed only by the Borrower and the Alternative Rate Lender; or

                  (xii) amend, modify or waive any provision of Section 2.11 without the prior written consent of the Required Prepayment Lenders.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided, that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

                  10.2 Notices. (a) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice or (subject to subsection (b) below) electronic mail address, when received, addressed (i) in the case of the Borrower and the Agents, as follows and (ii) in the case of the Lenders, as set forth in an administrative questionnaire delivered to the Administrative Agent or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (iii) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

         The Borrower:                       PerkinElmer, Inc.
                                             45 William Street
                                             Wellesley, Massachusetts 02481
                                             Attention: Treasurer
                                             Fax: (781)431-4113
                                             Telephone: (781)237-5100

         with a copy to:                     Hale and Dorr LLP
                                             60 State Street
                                             Boston, Massachusetts 02109
                                             Attention:David E. Redlick, Esq.
                                             Fax: (617) 526-5000
                                             Telephone: (617)526-6000

         The Syndication Agent:              Merrill Lynch Capital Corporation
                                             4 World Financial Center
                                             New York, NY 10080
                                             Attention: Michael O'Brien
                                             Fax: (212)738-1649
                                             Telephone: (212)449-0948
                                             Email: mo'brien2@exchange.ml.com

         The Administrative Agent:           Bank of America, N.A.
                                             Agency Management
                                             1455 Market Street, 5th Floor
                                             Mail Code: CA5-701-05-19
                                             San Francisco, California 94103
                                             Attention: Annie Cuenco, Agency
                                             Management Office
                                             Fax: (415)503-5007

                                             Telephone: (415)436-4008
                                             Email:anna.cuenco@bankofamerica.com

         All Borrowing Notices and
         Copies of all other Notices:        Bank of America, N.A.
                                             101 North Tryon Street
                                             Charlotte, North Carolina 28255
                                             Mail Code: NC1-001-15-04
                                             Attention: Richard Wright
                                             Fax: (704)409-0127
                                             Telephone: (704)387-2472
                                             Email:richard.wright@bankofamerica.
                                              com

         All Notices to the Administrative
         Agent pursuant to Section 6
         hereto:                             Bank of America, N.A.
                                             101 North Tryon Street
                                             Charlotte, North Carolina 28255
                                             Mail Code: NC1-001-15-04
                                             Attention:Larry J.Gordon
                                             Fax:(704)388-6002
                                             Telephone:(704)388-1115
                                             Email:larry.j.gordon@bankofamerica.
                                              com

         Issuing Lender:                     As notified by such Issuing Lender
                                             to the Administrative Agent and the
                                             Borrower

provided that any notice, request or demand to or upon the any Agent, the Issuing Lender or any Lender shall not be effective until received.

                  (b) Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 6.2, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

                  10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  10.4 Survival of Representations and Warranties. All representations and warranties made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

                  10.5 Payment of Expenses. The Borrower agrees (a) to pay or reimburse the Agents and the Arranger for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the syndication of the Facilities (other than fees payable to syndicate members) and the development, preparation and execution of, and any amendment, supplement or modification to, and the consideration of legal matters pertaining to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable and documented fees and disbursements and other charges of counsel to the Administrative Agent, the charges of Intralinks, all search, filing, recording charges and fees and taxes related thereto, and other reasonable out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent, in each case whether or not the transactions contemplated hereby are consummated, (b) to pay or reimburse each Lender and the Agents for all their costs and expenses incurred in connection with the enforcement or preservation (including pursuant to a "workout") of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including, without limitation, the fees and disbursements of counsel (including the allocated fees and disbursements and other charges of in-house counsel) to each Lender and of counsel to the Agents,
(c) to pay, indemnify, or reimburse each Lender and the Agents for, and hold each Lender and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any (excluding, in any event, taxes covered by Section 2.19), which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify or reimburse each Lender, each Agent, their respective affiliates, and their respective officers, directors, trustees, employees, advisors, agents and controlling persons (each, an "Indemnitee") for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to such Lender or the Administrative Agent being a party to this Agreement or any other Loan Document or enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties and the fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Borrower hereunder (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by unauthorized persons of Information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons or for any special, indirect, consequential or punitive damages in connection with the Facilities. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through Intralinks or other similar information transmission systems in connection with this Agreement, nor shall any

Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section shall be payable not later than 10 days after written demand therefor. Statements payable by the Borrower pursuant to this Section shall be submitted to the Borrower in accordance with Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a notice to the Administrative Agent. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

                  10.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agents, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agents and each Lender.

                  (b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would require the consent of the Lender from which the Participant purchased its interest pursuant to Section lO.l(i) or (ii). The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if such Participant were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19 and 2.20 with respect to its participation in the Commitments and the Loans outstanding from time to time as if such Participant were a Lender; provided that, in the case of Section 2.19, such Participant shall have complied with the requirements of said Section, and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor

Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender (an "Assignor") may, in accordance with applicable law and upon written notice to the Administrative Agent, at any time and from time to time assign to any Lender or any affiliate, Related Fund or Control Investment Affiliate thereof or, with the consent of the Borrower and the Administrative Agent and, in the case of any assignment of Revolving Credit Commitments, the written consent of each Issuing Lender (which, in each case, shall not be unreasonably withheld or delayed) (provided that the consent of the Borrower need not be obtained with respect to any assignment of Tranche B Term Loans), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit D, executed by such Assignee and such Assignor (and, where the consent of the Borrower, the Administrative Agent or the Issuing Lender is required pursuant to the foregoing provisions, by the Borrower and such other Persons) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender or any affiliate thereof or any Related Fund) shall be in an aggregate principal amount of less than $l,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent; and provided further that, notwithstanding the foregoing, (i) any assignment of Revolving Credit Loans and Revolving Credit Commitments may be made only to a commercial bank or any other financial institution whose senior unsecured debt rating is at least A-2 by S&P and at least P-2 by Moody's and (ii) no assignment shall be permitted to a competitor of the Borrower or to any entity (other than a financial institution) that is an affiliate or related entity of any such competitor. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Sections 2.18, 2.19 and 10.5 in respect of the period prior to such effective date). Notwithstanding any provision of this Section, the consent of the Borrower shall not be required for any assignment that occurs at any time when any Event of Default shall have occurred and be continuing. For purposes of the minimum assignment amounts set forth in this paragraph, multiple assignments by two or more Related Funds shall be aggregated.

                  (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower marked "canceled". The Register shall be available for inspection by the Borrower or any Lender (with respect to any entry relating to such Lender's Loans) at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 10.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3, 500 (treating multiple, simultaneous assignments by or to two or more Related Funds as a single assignment) (except that no such registration and processing fee shall be payable in the case of (A) an Assignee which is already a Lender or is a Control Investment Affiliate or Related Fund of a Lender or a Person under common management with a Lender or (B) any assignment made by the Syndication Agent or any of its Affiliates), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note and/or applicable Tranche B Term Notes, as the case may be, of the assigning Lender) a new Revolving Credit Note and/or applicable Tranche B Term Notes, as the case may be, to the order of such Assignee in an amount equal to the Revolving Credit Commitment and/or applicable Tranche B Term Loans, as the case may be, assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Revolving Credit Commitment and/or Tranche B Term Loans, as the case may be, upon request, a new Revolving Credit Note and/or Tranche B Term Notes, as the case may be, to the order of the Assignor in an amount equal to the Revolving Credit Commitment and/or applicable Tranche B Term Loans, as the case may be, retained by it hereunder. Such new Note or Notes shall be dated the Closing Date and shall otherwise be in the form of the Note or Notes replaced thereby.

                  (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests in Loans and Notes, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

                  (g) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitments and Loans pursuant to subsection (c) above, Bank of America may, upon 30 days' notice to the Borrower and the Lenders, resign as Issuing Lender. In the event of any such resignation as Issuing Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as Issuing Lender. If Bank of America resigns as Issuing Lender, it shall retain all the rights and obligations of the Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Lender and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 3.3(c)).

                  (h) Notwithstanding anything to the contrary contained herein, any Lender that is a fund may create a security interest in all or any portion of the Loans owing to it and the Notes, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such fund as security for such obligations or securities, provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.6, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

                  10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Obligations, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest; provided, further, that payment of any Breakage Amount by the Borrower which has been obtained by the Alternative Rate Lender by set-off pursuant to Section 10.7 hereof shall not be subject to the provisions of this Section.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right if a Default or Event of Default has occurred and is continuing, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                  (c) To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (ii) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

                  10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Agents, the Arranger and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Arranger, any Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  10.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  10.13 Acknowledgments. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Arranger, any Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Arranger, the Agents and the Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Arranger, the Agents and the Lenders or among the Borrower and the Lenders.

                  10.14 Confidentiality. Each of the Agents and the Lenders agrees, on its own behalf and on behalf of each affiliate thereof, to keep confidential in accordance with its customary practices all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to the Arranger, any Agent, any other Lender or any affiliate of any thereof solely for the purpose of, or otherwise directly in connection with, this Agreement, (b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee that agrees by an express written agreement to comply with the provisions of this Section or substantially equivalent provisions, (c) in accordance with customary confidentiality procedures, to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law; provided, however, that such Agent or Lender shall, to the extent permitted by law, notify the Borrower prior to such disclosure so that the Borrower may seek, at the Borrower's sole expense, a protective order or other appropriate remedy, (g) if required to do so in connection with any litigation or similar proceeding; provided, however, that such Agent or Lender shall, to the extent permitted by law, notify the Borrower prior to such disclosure so that the Borrower may seek, at the Borrower's sole expense, a protective order or other appropriate remedy, (h) that has been publicly disclosed other than in breach of this Section, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document.

                  10.15    Release of Collateral and Guarantee Obligations.

                  (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any Disposition of Property permitted by the Loan Documents, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such Disposition, and to release any guarantee obligations under any Loan Document of any Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents.

                  (b) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than obligations in respect of any Specified Hedge Agreement) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding, upon request of the Borrower, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations under any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Specified Hedge Agreements. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Subsidiary Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Subsidiary Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

                  10.16 WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                     PERKINELMER, INC.

                                     By: /s/ Robert F. Friel
                                         ---------------------------------------
                                         Name: Robert F. Friel
                                         Title: Senior Vice President and
                                                Chief Financial Officer

                                     MERRILL LYNCH & CO.,
                                     MERRILL LYNCH, PIERCE, FENNER
                                     AND SMITH INCORPORATED
                                     as Arranger

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     MERRILL LYNCH CAPITAL
                                     CORPORATION,
                                     as Syndication Agent and as a Lender

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     BANK OF AMERICA, N.A.
                                     as Administrative Agent and as a Lender

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     SOCIETE GENERALE,
                                     as Documentation Agent and as a Lender

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                Credit Agreement

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                     PERKINELMER, INC.

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     MERRILL LYNCH & CO.,
                                     MERRILL LYNCH, PIERCE, FENNER
                                     AND SMITH INCORPORATED
                                     as Arranger

                                     By: /s/ Stephen B. Paras
                                         ---------------------------------------
                                         Name: Stephen B. Paras
                                         Title: Managing Director

                                     MERRILL LYNCH CAPITAL
                                     CORPORATlON,
                                     as Syndication Agent and as a Lender

                                     By: /s/ Michael E. O'Brien
                                         ---------------------------------------
                                         Name: Michael E. O'Brien
                                         Title: Vice President

                                     BANK OF AMERICA, N.A.
                                     as Administrative Agent and as a Lender

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     SOCIETE GENERALE,
                                     as Documentation Agent and as a Lender

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                Credit Agreement

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                     PERKINELMER, INC.

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     MERRILL LYNCH & CO.,
                                     MERRILL LYNCH, PIERCE, FENNER
                                     AND SMITH INCORPORATED
                                     as Arranger

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     MERRILL LYNCH CAPITAL
                                     CORPORATION,
                                     as Syndication Agent and as a Lender

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     BANK OF AMERICA, N.A.
                                     as Administrative Agent and as a Lender

                                     By: /s/ Larry J. Gordon
                                         ---------------------------------------
                                         Name: Larry J. Gordon
                                         Title: Principal

                                     SOCIETE GENERALE,
                                     as Documentation Agent and as a Lender

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                Credit Agreement

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                     PERKINELMER, INC.

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     MERRILL LYNCH & CO.,
                                     MERRILL LYNCH, PIERCE, FENNER
                                     AND SMITH INCORPORATED
                                     as Arranger

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     MERRILL LYNCH CAPITAL
                                     CORPORATION,
                                     as Syndication Agent and as a Lender

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     BANK OF AMERICA, N.A.
                                     as Administrative Agent and as a Lender

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     SOCIETE GENERALE,
                                     as Documentation Agent and as a Lender

                                     By: /s/ ELIZABETH R.PECK
                                         ---------------------------------------
                                         Name: ELIZABETH R. PECK
                                         Title: DIRECTOR

                                Credit Agreement

                                             KZH CYPRESSTREE-1 LLC

                                             By: /s/ Virginia Conway
                                                 -------------------------------
                                                 Name: Virginia Conway
                                                 Title: Authorized Agent

                                             KZH ING-2 LLC

                                             By: /s/ Virginia Conway
                                                 -------------------------------
                                                 Name: Virginia Conway
                                                 Title: Authorized Agent

                                             KZH STERLING LLC

                                             By: /s/ Virginia Conway
                                                 -------------------------------
                                                 Name: Virginia Conway
                                                 Title: Authorized Agent

                                Credit Agreement